SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                Securities Exchange Act of 1934 (Amendment No. )


Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:
|_| Preliminary Proxy Statement       |_|Confidential, For Use of the Commission
                                         Only (as permitted by Rule 14a-6(e)(2))
|X| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a- 12


                                   PSINET, INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

         |X|  No fee required.
         |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

         (2) Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4) Proposed maximum aggregate value of transaction:

         (5) Total fee paid:

         |_|  Fee paid previously with preliminary materials:

         |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)  Amount previously paid:

         (2)  Form, Schedule or Registration Statement no.:

         (3)  Filing Party:

         (4)  Date Filed:

                                   PSINET INC.
                             510 HUNTMAR PARK DRIVE
                             HERNDON, VIRGINIA 20170

                        ________________________________


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 1999



          The Annual Meeting of Shareholders of PSINET INC. (the "Company") will be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia 20190 on Monday, May 17, 1999, at 9:00 A.M. for the purpose of considering and acting upon the following matters:

          (1) The election of three directors for terms expiring at the Company's 2001 Annual Meeting of Shareholders.

          (2) The approval of amendments to the Company's Executive Stock Incentive Plan and Strategic Stock Incentive Plan.

          (3) The ratification or disapproval of the appointment by the Board of Directors of PricewaterhouseCoopers LLP as independent accountants for the year ending December 31, 1999.

          (4) The transaction of such other business as may properly come before the meeting and any adjournments thereof.

          Pursuant to the provisions of the By-Laws of the Company, the Board of Directors has fixed the close of business on March 21, 1999 as the record date for determining the shareholders of the Company entitled to notice of and to vote at the meeting and any adjournments thereof.

          Please note that you may have the choice of voting over the Internet or by telephone. Follow the instructions on your proxy card or, if your shares are held in the name of a bank or broker, follow the instructions on the form you receive from your bank or broker.

          ALL SHAREHOLDERS ARE URGED TO CAST THEIR VOTE ON THE INTERNET OR BY PHONE, OR TO COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY TO THE COMPANY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.


                                 By Order Of The Board Of Directors,


                                 /s/Teresa Zajonczkoski
                                 Teresa Zajonczkoski
                                 CORPORATE SECRETARY



April 6, 1999
Herndon, Virginia

                                   PSINET INC.
                             510 HUNTMAR PARK DRIVE
                             HERNDON, VIRGINIA 20170

                        ________________________________

                                 PROXY STATEMENT

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 17, 1999

                                  SOLICITATION

     This Proxy Statement is being mailed to shareholders on or about April 6, 1999 in connection with the solicitation of proxies by the Board of Directors of PSINET INC., a New York corporation ("PSINet" or the "Company"), to be used at the Annual Meeting of Shareholders of the Company (the "Annual Meeting"), to be held on May 17, 1999. Accompanying this Proxy Statement is a Notice of Annual Meeting of Shareholders and a form of proxy for such meeting. A copy of the 1998 Annual Report to Shareholders of the Company, which contains financial statements and related data, also accompanies this Proxy Statement.

     All proxies which are properly completed, signed and returned to the Company, or cast electronically or by telephone in accordance with instructions provided, in a timely manner will be voted in accordance with the instructions thereon. Proxies may be revoked by any shareholder through written notice to the Secretary of the Company prior to the exercise thereof or by voting by telephone or Internet at a later time, and shareholders who are present at the Annual Meeting may withdraw their proxies and vote in person if they so desire.

     The expense of preparing, assembling, printing and mailing the form of proxy and the material used in the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may utilize the services of some of its officers and regular employees to solicit proxies personally and by telephone and telegraph. The Company has requested banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request authority for the execution of proxies and will reimburse such persons for their services in doing so. The cost of such additional solicitation incurred otherwise than by use of the mails is estimated not to exceed $5,000. In addition, the Company has engaged the firm of MacKenzie Partners, Inc. ("MacKenzie") as its proxy solicitor in connection with the Annual Meeting for an amount not to exceed $4,000 plus reimbursement of reasonable costs incurred by MacKenzie.

     The Board of Directors has fixed the close of business on March 21, 1999, as the record date for the determination of shareholders who are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the record date, the Company had outstanding approximately 56,238,444 shares of its common stock, $.01 par value (the "Common Stock"). Holders of the Company's Common Stock are entitled to one vote per whole share. Holders of fractional shares are entitled to exercise voting rights in proportion to their fractional holdings. A majority of the outstanding shares of the Company's Common Stock entitled to vote at the Annual Meeting is required to establish a quorum at the Annual Meeting. A plurality of the votes cast by the holders of the shares of the Company's Common Stock entitled to vote at the Annual Meeting is required for the election of directors. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting is required for the approval of the amendments to the Company's Executive Stock Incentive Plan and Strategic Stock Incentive Plan. A majority of the votes cast by the holders of the Company's Common Stock entitled to vote at the Annual Meeting is required for the ratification of the appointment of independent accountants.

     With regard to the election of directors, votes may be cast in favor or withheld. Votes withheld from any director will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting, but will not affect the outcome of the voting in such election. With regard to other proposals, abstentions may be specified. The Company believes that abstentions are shares present and entitled to vote, but do not constitute votes cast in respect of a particular matter. The Company, therefore, intends to count abstentions and votes withheld in respect of the proposal to ratify the appointment of independent accountants for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting but not as votes having been cast in respect of such proposal. Accordingly, such abstentions and votes withheld will not affect the outcome of the voting on that proposal. Abstentions in respect of the proposal to approve the amendments to the Company's Executive Stock Incentive Plan and Strategic Stock Incentive Plan will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of shares present with respect to such proposal. Accordingly, such abstentions or votes withheld in respect of this proposal will have the same effect as votes against this proposal. Broker non-votes (that is, proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares on a particular matter as to which the brokers or nominees do not have discretionary power) may be counted as present or represented for purposes of determining the presence or absence of a quorum for the transaction of business, but not for purposes of determining the voting power present with respect to proposals in respect of which brokers do not have discretion (non-discretionary proposals). The Company believes that all proposals being presented to shareholders at the Annual Meeting are discretionary proposals and intends to treat broker non-votes in respect of these proposals as stated above. Unless one or more beneficial owners of the Common Stock have withheld discretionary authority from their brokers or nominees in respect of these proposals, the Company does not anticipate that there will be any broker non-votes in respect of such proposals. If there are any broker non-votes in respect of these proposals, however, the Company intends to treat such broker non-votes as stated above.


                             PRINCIPAL SHAREHOLDERS

COMMON STOCK

     The following table sets forth the beneficial ownership of the Company's Common Stock, as of March 21, 1999, by (i) each person who is known by the Company to own beneficially more than five percent of the Company's Common Stock; (ii) each director and director nominee of the Company who owns shares of the Company's Common Stock; (iii) each executive officer named in the Summary Compensation Table appearing elsewhere herein; and (iv) all directors and executive officers of the Company as a group.


                                           AMOUNT                        PERCENT
NAME OF BENEFICIAL OWNER                   BENEFICIALLY OWNED(1)        OF CLASS

IXC Internet Services, Inc...........      10,229,789 (2)                18.2 %
William L. Schrader..................       5,710,477 (3)                10.2
T. Rowe Price Associates, Inc........       5,168,600 (4)                 9.2
Harold S. Wills......................         378,485 (5)                  *
David N. Kunkel......................         349,814 (6)                  *
Edward D. Postal.....................         166,834 (7)                  *
William H. Baumer....................          91,988 (8)                  *
Harry G. Hobbs.......................          76,044 (9)                  *
Ralph J. Swett.......................          13,125 (10)                 *
Ian P. Sharp.........................           6,875 (11)                 *
Executive officers and directors
as a group(12 persons)...............       6,886,558 (12)               12.2

_________________________________
 *   Less than 1%

(1) The persons named in the table have sole voting and dispositive power with respect to all shares of the Company's Common Stock shown as beneficially owned by them, subject to the information contained in the notes to the table and to community property laws, where applicable.


                        (footnotes continue on next page)

                    (footnotes continued from previous page)

(2) These shares could be deemed to be beneficially owned by the members of the Board of Directors of IXC Internet Services, Inc. ("IXC"), consisting of James F. Guthrie, Jeffrey C. Smith and Stuart K. Coppens, as well as by the members of the Board of Directors of IXC Communications, the parent company of IXC, consisting of Wolfe (Bill) H. Bragin, Joe C. Culp, Richard D. Irwin, Carl W. McKinzie, Benjamin L. Scott, Ralph J. Swett and Phillip L. Williams. IXC's address is City View Center, 1122 Capitol of Texas Highway South, Austin, Texas 78746. See "Certain Relationships and Transactions--Strategic Alliance with IXC."

(3) Includes 5,556,477 shares which are pledged with NationsBank in respect of two lines of credit providing Mr. Schrader with up to $17.3 million on an aggregate basis, of which approximately $7.4 million (including principal and interest) was outstanding as of March 19, 1999, at an interest rate equal to the 30 day LIBOR rate plus 1.65% per annum. Includes 1,000 shares held by Mr. Schrader and his wife as joint tenants with rights of survivorship. Also includes 150,000 shares held by a limited liability company of which Mr. Schrader and his wife have shared voting and dispositive power. Does not include 1,062,612 shares beneficially owned by Mr. Schrader's wife, nor 111,882 shares held by two trusts (of which Mr. Schrader's wife is trustee) for the benefit of two minor children of Mr. Schrader's. Mr. Schrader disclaims beneficial ownership of the shares beneficially owned by his wife and held in trust for his minor children. Mr. Schrader's address is c/o PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia, 20170.

(4) In a Schedule 13G dated February 12, 1999, T. Rowe Price Associates, Inc. claimed sole voting power over 385,000 shares, sole dispositive power over 5,168,600 shares and no shared voting or shared dispositive power over any shares. T.Rowe Price and Associates, Inc.'s address is 100 East Pratt Street, Baltimore, Maryland 21202.

(5) Includes 372,394 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 352,606 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(6) Includes 347,285 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 203,908 shares issuable upon the exercise of options which are not deemed to be presently exercisable or 29,571 shares beneficially owned by Mr. Kunkel's wife. Mr. Kunkel disclaims beneficial ownership of the shares beneficially owned by his wife.

(7) Includes 152,034 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 222,966 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(8) Includes 50,000 shares issuable upon the exercise of outstanding warrants and 2,000 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 5,000 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(9) Consists solely of shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include approximately 223,956 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(10) Includes 3,125 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include 6,875 shares issuable upon the exercise of options which are not deemed to be presently exercisable, and does not include 10,229,789 shares beneficially owned by IXC, of which Mr. Swett is a director and was the chairman of the board. Mr. Swett disclaims beneficial ownership of the shares beneficially owned by IXC. See "Certain Relationships and Transactions--Strategic Alliance With IXC."

(11) Consists solely of shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable. Does not include approximately 8,125 shares issuable upon the exercise of options which are not deemed to be presently exercisable.

(12) See notes (3) and (5) through (11) above. Includes also approximately 91,916 shares issuable upon the exercise of vested options and options which are deemed to be presently exercisable granted to 4 executive officers. Does not include approximately 272,584 shares issuable upon the exercise of outstanding options granted to 4 executive officers which are not deemed to be presently exercisable.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

     The By-laws of the Company provide that the Board of Directors will be divided into two classes consisting of at least three directors each and as nearly equal in number as possible, and that directors will be elected for terms of two years on a staggered basis. The Board of Directors is currently composed of six directors, three whose terms expire in 1999 and three whose terms expire in 2000. Unless authority to vote for the election of a director is specifically withheld by appropriate designation (either electronically or on the face of the proxy), it is the intention of the persons named in the accompanying form of proxy to vote such proxy for the election at the Annual Meeting of David N. Kunkel, William L. Schrader and Ian P. Sharp as directors to serve until the 2001 Annual Meeting of Shareholders and until their respective successors shall have been elected and qualified.

     All nominees presently are members of the Company's Board of Directors. The proxies cannot be voted for a greater number of persons than three. Management has no reason to believe that the named nominees will be unable or unwilling to serve if elected to office. In such case, however, it is intended that the individuals named in the enclosed proxy will vote for the election of such substituted nominees as the Company's Board of Directors may recommend.

     Certain information concerning the nominees and directors continuing in office is set forth in the following table.



                                    PRINCIPAL OCCUPATION, BUSINESS
NAME                        AGE     EXPERIENCE AND DIRECTORSHIPS
----                        ---     ------------------------------

NOMINEES FOR TERMS
EXPIRING IN 2001


David N. Kunkel               56      Executive Vice President and General
                                      Counsel of the Company since October 1998 and June 1995, respectively. Mr. Kunkel has served in a variety of senior executive positions with the Company since
                                      July 1995. Senior Counsel to Nixon,
                                      Hargrave, Devans & Doyle LLP, outside
                                      counsel for the Company, from July 1995
                                      through December 1995. Partner of Nixon,
                                      Hargrave, Devans & Doyle LLP from January
                                      1979 until July 1995. Outside counsel to
                                      NYSERNet Inc. ("NYSERNet"), a provider of data networking services in New York
                                      State, from 1986 until 1989 and to the
                                      Company from its inception until July
                                      1995. Director of the Company since 1995.


William L. Schrader           47      Founder of the Company. Chairman of the
                                      Board of Directors and Chief Executive
                                      Officer of the Company since inception.
                                      President of the Company from its
                                      inception to September 1998. President and Chief Executive Officer of NYSERNet from
                                      January 1986 to December 1989. Co-founder and Executive Director of Cornell Theory
                                      Center, a supercomputer center, from May
                                      1984 until February 1987. Director of the
                                      Company since inception.


Ian P. Sharp                  67      Retired. President and founder of I. P.
                                      Sharp Associates, a software development company, from December 1964 through July
                                      1989. Director of the Company since
                                      September 1996.

                         (table continues on next page)

                      (table continued from previous page)


DIRECTORS WHOSE
TERMS EXPIRE IN 2000


William H. Baumer             66      Professor of Philosophy at the University
                                      at Buffalo since 1971. Acting Chairman of the Department of Economics at the University at Buffalo from June 1992 until
                                      June 1995. Treasurer and Vice President of
                                      NYSERNet from January 1986 to December
                                      1990 and from December 1989 to December
                                      1990, respectively. Director of the
                                      Company since 1993.


Ralph J. Swett                64      Retired. Currently a director of IXC
                                      Communications, Inc., the indirect parent company of IXC ("IXC Communications").
                                      Chairman of IXC Communications from its
                                      formation in July 1992 through April 1998, and served as Chief Executive Officer and President of IXC Communications from July
                                      1992 to October 1997. Prior thereto,
                                      served as Chairman of the Board and Chief
                                      Executive Officer of Communications
                                      Transmission, Inc. ("CTI"), a predecessor entity to IXC Communications, from 1986 to 1992. From 1969 to 1986, served in increasingly senior positions (Vice
                                      President,President and Chairman)of Times
                                      Mirror Cable Television, a subsidiary of Times Mirror and a previous owner of IXC
                                      Carrier,Inc., the direct parent company of IXC ("IXC Carrier"), and as a Vice
                                      President of Times Mirror from 1981 to
                                      1986. Served as Chairman of IXC Carrier
                                      since 1979 and served as its Chief
                                      Executive Officer from 1986 to October
                                      1997 and its President from 1991 to
                                      October 1997. Director of the Company
                                      since February 25, 1998, effective upon
                                      the closing of the Company's transaction with IXC as described herein under "Certain Relationships and
                                      Transactions--Strategic Alliance with
                                      IXC."


Harold S. Wills               57      President and Chief Operating Officer of
                                      the Company since September 1998 and April
                                      1996, respectively. Executive Vice
                                      President of the Company from April 1996 to September 1998. Acting Chief Financial
                                      Officer of the Company from April 1996 to October 1996. Chief Operating Officer of
                                      Hospitality Information Networks, Inc., a provider of information services for the hospitality industry, from July 1995 through January 1996. Served in various capacities including Managing Director,
                                      International Computer Services,Technical
                                      Service Director and Sales Director of
                                      Granada Group PLC, a computer services
                                      provider, from September 1991 through
                                      September 1995. Director of the Company
                                      since April 1996.


BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors met 14 times during the year ended December 31, 1998. Each of the directors except for Mr. Swett attended 75% or more of the meetings held by the Board of Directors and any Committees of the Board of Directors on which such person served during the last fiscal year.

     The Company's Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Financing Committee. The Board does not have a standing nominating committee. The Audit Committee met five times during the year ended December 31, 1998. The Audit Committee, among other things, recommends the firm to be appointed as independent accountants to audit the Company's financial statements, discusses the scope and results of the audit with the independent accountants, reviews with management and the independent accountants the Company's interim and year-end operating results, considers the adequacy of the internal accounting controls and audit procedures of the Company and reviews the non-audit services to be performed by the independent accountants. The current members of the Audit Committee are Messrs. Baumer, Sharp and Swett.

     The Compensation Committee met eight times during the year ended December 31, 1998. The Compensation Committee reviews and recommends the compensation arrangements for management of the Company and administers the Company's Executive Stock Option Plan, Executive Stock Incentive Plan and Strategic Stock Incentive Plan. The current members of the Compensation Committee are Messrs. Baumer, Schrader and Swett.

     The Financing Committee did not meet during the year ended December 31, 1998, although certain matters within the purview of such committee, including debt issuances were approved by the full Board of Directors. The Financing Committee may authorize and approve financings of debt securities by the Company, lease financings and equity financings subject to certain limitations. The current members of the Financing Committee are Messrs. Baumer, Schrader and Sharp.

COMPENSATION OF DIRECTORS

     Directors, other than those who also are employees or consultants of the Company or are serving on the Board of Directors as representatives of a shareholder, receive annual fees of $15,000, with Committee Chairmen receiving an additional amount of $3,000 each per year, and are eligible for awards under the Company's Directors Stock Incentive Plan (the "Directors' Plan"). The Directors' Plan provides for initial option grants with respect to 10,000 shares of Common Stock ("Initial Grants") to be made to each eligible director upon his or her first election to the Company's Board of Directors and, thereafter, for annual grants of options to purchase 5,000 shares of Common Stock to be made to each eligible director who has served on the Company's Board of Directors for at least 12 months. Options are exercisable for 10 years after the date of grant. The exercise price for any option under the plan shall be equal to the fair market value of the Common Stock at the time such option is granted. The plan provides that Initial Grants thereunder vest over a four-year period in respect of the exercise of one-sixteenth of the shares subject thereto on the last day of each calendar quarter following such grant, and that annual option awards vest over a two-year period in respect of one-half of the shares subject thereto on each of the first and second anniversaries of the grant date. Each of Messrs. Sharp and Swett received Initial Grants upon their election to the Company's Board of Directors in accordance with the Directors' Plan. In addition, directors who are not also officers of the Company receive fees of $1,000 per day for Board and Committee meetings, $200 per day for Board and Committee conference calls and $1,250 per day for on-site consultations not in conjunction with a Board of Directors meeting. Committee Chairmen receive an additional $250 for each Committee meeting attended and $50 for each Committee conference call attended. Directors also are reimbursed for certain reasonable expenses incurred in attending Board or Committee meetings. The Company has issued to Mr. Baumer warrants to purchase 25,000 shares of Common Stock for $1.60 per share in return for Mr. Baumer's services as a director of the Company through 1996. Mr. Baumer also holds warrants to purchase an additional 25,000 shares in return for consulting services previously rendered to the Company by Mr. Baumer. Each of these warrants became fully vested effective September 9, 1996. Other than these fees and awards and the warrants issued to Mr. Baumer, no member of the Board of Directors receives any fees or other compensation for serving in such capacity.

EXECUTIVE OFFICERS

     The following table sets forth certain information concerning the executive officers of the Company.

NAME                     AGE              TITLE
----                     ---              -----

William L. Schrader      47      Chairman of the Board of Directors
                                 and Chief Executive Officer (Founder)

Harold S. Wills          57      President, Chief Operating Officer and Director

David N. Kunkel          56      Executive Vice President, General Counsel and
                                 Director

Edward D. Postal         43      Senior Vice President and Chief Financial
                                 Officer

E.A. Davis               52      Senior Vice President and President,
                                 PSINetworks Company

Nadir Desai              34      Senior Vice President and President, PSINet
                                 Canada and Latin America

Harry G. Hobbs           45      Senior Vice President and President, PSINet
                                 Europe

Chi H. Kwan              47      Senior Vice President and President, PSINet
                                 Asia/Pacific

Michael J. Malesardi     38      Vice President and Controller


     WILLIAM L. SCHRADER is the founder of the Company and has served as Chairman of the Board of Directors and Chief Executive Officer of the Company since its inception and as President of the Company from its inception to September 1998. Prior to forming the Company, Mr. Schrader served as President and Chief Executive Officer of NYSERNet from January 1986 to December 1989. Mr. Schrader also was a co-founder, and, from May 1984 until February 1987, served as Executive Director of the Cornell Theory Center, a National Science Foundation supercomputer center.

     HAROLD S. WILLS has served as President of the Company since September 1998 and as a director and Chief Operating Officer of the Company since April 1996, and as Executive Vice President of the Company from April 1996 to September 1998. Mr. Wills also served as Acting Chief Financial Officer of the Company from April 1996 to October 1996. Mr. Wills served as Chief Operating Officer of Hospitality Information Networks, Inc., a provider of information services for the hospitality industry, from July 1995 through January 1996. Mr. Wills also held various positions including, Managing Director, International Computer Services, Technical Service Director and Sales Director of Granada Group PLC, a computer services provider, from September 1991 through September 1995.

     DAVID N. KUNKEL has served as Executive Vice President of the Company since October 1998, as Senior Vice President of the Company from September 1996 to October 1998, as Vice President of the Company from July 1995 to September 1996, and as General Counsel of the Company since June 1995. Mr. Kunkel has served as a director of the Company since September 1995 and as Secretary of the Company from September 1995 to October 1998. Mr. Kunkel also served as Vice President of International Operations of the Company from April 1996 to September 1996 and as Senior Counsel to Nixon, Hargrave, Devans & Doyle LLP, outside counsel to the Company, from July 1995 through December 1995. Prior to July 1995, Mr. Kunkel was a partner with the law firm of Nixon, Hargrave, Devans & Doyle LLP for 16 years and served as outside counsel to NYSERNet from 1986 until 1989 and to the Company from its inception until July 1995.

     EDWARD D. POSTAL has served as Senior Vice President and Chief Financial Officer of the Company since August 1997 and served as Vice President and Chief Financial Officer of the Company since October 1996. Prior to joining the Company, Mr. Postal served as Senior Vice President, Chief Financial Officer and a director of The Hunter Group, Inc., a systems integration consulting firm, from March 1995 to October 1996, as Vice President and Chief Financial Officer of The Wyatt Company, an international employee benefits and human resources consulting firm (currently Watson Wyatt Worldwide ("Watson Wyatt")), from December 1991 to October 1994 and as controller/treasurer of The Wyatt Company from November 1985 to December 1991. From 1981 to November 1985, Mr. Postal served in various financial management positions at Satellite Business Systems, a satellite communications company acquired by MCI Communications Corp. ("MCI") in 1985, and, prior thereto, held various positions at Touche Ross & Co. (currently Deloitte & Touche LLP).

     E.A. "TED" DAVIS has served as Senior Vice President and President, PSINetworks Company of the Company since October 1998. Prior to joining the Company, Mr. Davis served as Vice President of Customer Technical Support for Lucent Technologies (formerly the network services division of AT&T), from January 1995 to April 1998. Prior thereto, Mr. Davis served in various technical and management positions with AT&T since beginning his career there in June 1968.

     NADIR DESAI has served as Senior Vice President and President, PSINet Canada and Latin America of the Company since March 1999, and served as President and Chief Executive Officer of PSINet Limited (Canada) from January 1996 to March 1999. Prior to joining the Company in 1996, Mr. Desai served as President and Founder of NICNAD Enterprises, a clothing organization engaged in wholesale, manufacturing, import/export and retail activities from 1991 to December 1995.

     HARRY G. HOBBS has served as Senior Vice President and President, PSINet Europe of the Company since September 1998 and served as Vice President, Customer Administration of the Company from September 1997 to September 1998. Prior to joining the Company, Mr. Hobbs served as Vice President, Customer Care for American Personal Communications, LP, a provider of wireless communications services and an affiliate of Sprint Spectrum, from February 1995 to August 1997. Prior thereto, Mr. Hobbs served in various positions in the Customer Service, Operations and Large Account Support groups at MCI, including Vice President, Global Customer Service from September 1993 to February 1995, Director, Operations from March 1992 to February 1995 and Director, Large Account Group from November 1990 to March 1992.

     CHI H. KWAN has served as Senior Vice President and President, PSINet Asia/Pacific of the Company since October 1998. Prior to joining the Company, Mr. Kwan served as Vice Chairman and Representative Director of Montblanc Japan K.K., a maker of luxury branded products, from May 1997 to September 1998. Prior thereto, Mr. Kwan served in several executive management positions with Pitney Bowes Corporation and its affiliates, including Vice Chairman and Director and Vice President Market Development, Asia Pacific, from October 1995 to April 1997, and President and Representative Director of Dodwell Pitney Bowes Corporation from April 1992 to September 1995. From 1975 to April 1992, Mr. Kwan held various senior management positions with Nicolet Japan, K.K. (a manufacturer and seller of spectroscopy products), Finnegan-Mat Instruments Inc. (a developer of analytical instruments) and H.B. Fuller Japan Inc. (a worldwide manufacturer and marketer of specialty chemicals).

     MICHAEL J. MALESARDI has served as Vice President and Controller of the Company since July 1997. Prior to joining the Company, Mr. Malesardi served as Director of Financial Administration of Watson Wyatt from April 1995 to May 1997 and as Controller of Watson Wyatt from February 1992 to April 1995. From September 1982 to February 1992, Mr. Malesardi held various positions at Price Waterhouse LLP (currently PricewaterhouseCoopers LLP), the latest as Senior Audit Manager.

     Each of the Company's executive officers serves at the pleasure of the Board of Directors.


SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) ("Section 16(a)") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules promulgated thereunder require the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish to the Company copies of all such filings. The Company has determined, based solely upon a review of those reports and amendments thereto furnished to the Company during and with respect to the year ended December 31, 1998 and written representations from certain reporting persons, that Mr. Swett was inadvertently late in filing a Form 4 reporting a purchase of 10,000 shares of the Company's Common Stock on June 4, 1998. In addition, Sandra L. Blaisdell and James A. Haid, who were at that time classified by the Company as executive officers and thus were subject to Section 16(a) filing requirements, were inadvertently late in filing Forms 3, each of which was due October 1, 1998 and filed October 16, 1998.

                             EXECUTIVE COMPENSATION

     SUMMARY COMPENSATION. The following table sets forth in summary form the compensation paid by the Company to its chief executive officer and to each of its four most highly compensated executive officers other than the chief executive officer as of December 31, 1998 for services rendered to the Company in all capacities.


                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                  ANNUAL COMPENSATION                     AWARDS
                                      -------------------------------------------- ----------------------
                                                                                        SECURITIES
NAME AND                                                         OTHER ANNUAL           UNDERLYING           ALL OTHER
PRINCIPAL POSITION          YEAR      SALARY    BONUS (1)($)     COMPENSATION ($)       OPTIONS (#)        COMPENSATION ($)
------------------          ----      -------   ------------     ----------------       -----------        ----------------
                                      (1)($)
                                      ------

William L. Schrader         1998     $ 314,519  $ 200,000           $ 5,905(2)               --              $ 1,195 (3)
   Chairman  and            1997       248,519    150,000             7,457(2)               --                3,135 (3)
   Chief Executive          1996       194,471      2,438             2,015(2)               --                3,135 (3)
   Officer

Harold S. Wills (4)         1998     $ 360,500   $ 150,000          $ 9,354(5)          225,000(6)           $ 3,250(7)
   President and            1997       252,654     100,000            9,929(5)          250,000(6)             3,125(7)
   Chief Operating          1996       146,154      77,500           30,825(5)          250,000(6)               --
   Officer

David N. Kunkel             1998     $ 334,192   $ 150,000          $  4,288(8)         200,000(9)           $ 3,250(7)
   Executive Vice           1997       299,327     100,000             6,550(8)         100,000(9)             3,125(7)
   President                1996       272,596     103,438            88,474(8)         251,193(9)               --
   and General Counsel

Edward D. Postal (10)       1998     $ 252,288   $ 115,000          $  5,590(11)        200,000(12)          $ 3,250(7)
   Senior Vice President    1997       204,077      75,000             6,880(11)         75,000(12)            3,125(7)
   and Chief Financial      1996        34,865      60,872               --             100,000(12)              --
   Officer


Harry G. Hobbs (13)         1998    $ 197,847    $ 112,500          $ 23,143(14)        250,000(15)           $ 3,250 (7)
   Senior Vice President    1997        5,385       25,000                --             50,000(15)                --
   and President,
   PSINet Europe


_______________________________

(1) Amounts reported in respect of a particular fiscal year reflect amounts earned for services rendered in that fiscal year regardless of when paid.

(2) Consists of (i) $1,034 and $5,107 paid to Mr. Schrader with respect to installation of a security system at Mr. Schrader's home in 1998 and 1997, respectively, (ii) a car allowance of $3,290, $2,350 and $2,015 in 1998, 1997 and 1996, respectively, and (iii) a $1,581 taxable trip provided by the Company to Mr. Schrader in 1998.

(3) Consists of: (i) insurance premiums in the amount of $2,135 paid by the Company in each of 1997 and 1996 with respect to the proportionate beneficial interest of Mr. Schrader's spouse in an insurance policy on Mr. Schrader's life and (ii) matching contributions made to Mr. Schrader's account under the Company's 401(k) Plan in the amount of $1,195 in 1998 and in the amount of $1,000 in each of 1997 and 1996.

(4) Mr. Wills joined the Company as Executive Vice President and Chief Operating Officer in April 1996. Accordingly, no information is provided for periods prior thereto with respect to Mr. Wills.


                        (footnotes continue on next page)

                    (footnotes continued from previous page)

(5) Consists of (i) $473 and $6,051 paid to Mr. Wills for installation of a security system at his home in 1998 and 1997, respectively, (ii) car allowances of $3,173, $3,878 and $256 paid to Mr. Wills in 1998, 1997 and 1996, respectively, (iii) a $5,708 taxable trip provided by the Company to Mr. Wills in 1998, and (iv) payments made to Mr. Wills in 1996 in connection with his relocation as follows: $15,271 for certain closing costs on his new home and $15,298 for moving expenses.

(6) Consists of (i) 125,000 options issued under the Company's Strategic Stock Incentive Plan in 1998, (ii) 125,000, 50,000 and 250,000 options issued under the Company's Executive Stock Incentive Plan in 1998, 1997 and 1996, respectively, and (iii) 200,000 options issued under the Company's Executive Stock Option Plan in 1997. Does not include options with respect to 100,000 shares of Common Stock granted in November 1996 which were cancelled as of December 31, 1996 due to a failure to satisfy certain vesting conditions.

(7) Consists of matching contributions made to the named officer's account under the Company's 401(k) Plan in the years indicated.

(8) Consists of (i) car allowances of $4,288 and $3,544 paid to Mr. Kunkel in 1998 and 1997, respectively, (ii) payments made to Mr. Kunkel in connection with his relocation as follows: $830 for certain closing costs on the sale of his primary residence paid to Mr. Kunkel in 1997, $2,176 and $36,299 for certain carrying costs for his residence pending such sale paid to Mr. Kunkel in 1997 and 1996, respectively, and (iii) $52,175 paid to Mr. Kunkel in 1996 pursuant to an agreement to guarantee Mr. Kunkel a minimum price on the sale of his primary residence.

(9) Consists of (i) 100,000 options issued under the Company's Strategic Stock Incentive Plan in 1998, (ii) 100,000 options issued under the Company's Executive Stock Incentive Plan in 1998, (iii) 100,000 options issued pursuant to the Company's Executive Stock Option Plan in 1997, and (iv) options issued in connection with a company-wide repricing of certain previously granted options in 1996. Does not include options with respect to 18,494 shares granted in February 1996 (with respect to 1995) which were replaced in connection with such repricing or options with respect to 75,000 shares of Common Stock granted in November 1996 which were cancelled as of December 31, 1996 due to a failure to satisfy certain vesting conditions. Does not include options with respect to 251,193 shares issued under the Company's Executive Stock Incentive Plan pursuant to Mr. Kunkel's employment agreement with the Company which were replaced in connection with a company-wide repricing as of April 5, 1996.

(10) Mr. Postal joined the Company as Vice President and Chief Financial Officer in October 1996. Accordingly, no information is provided for periods prior thereto with respect to Mr. Postal.

(11) Represents a car allowance to Mr. Postal.

(12) Consists of (i) 100,000 options issued under the Company's Strategic Stock Incentive Plan in 1998, (ii) 100,000, 36,050 and 100,000 options issued under the Company's Executive Stock Incentive Plan in 1998, 1997 and 1996, respectively, and (iii) 38,950 options issued under the Company's Executive Stock Option Plan in 1997.

(13) Mr. Hobbs joined the Company as Vice President, Customer Administration in August 1997. Accordingly, no information is provided for periods prior thereto with respect to Mr. Hobbs. Mr. Hobbs was promoted to Senior Vice President of the Company and President of PSINet Europe in October 1998.

(14) Consists of (i) a payment of $21,562 made to Mr. Hobbs pursuant to his employment agreement in connection with his relocation to Switzerland, which amount is equal to one-month of Mr. Hobbs' salary ($18,750) plus a 15% Cost of Living Adjustment ($2,812) , and (ii) a $1,581 taxable trip provided by the Company to Mr. Hobbs.

(15) Consists of (i) 100,000 options issued in 1998 under the Company's Strategic Stock Incentive Plan and (ii) 150,000 and 50,000 options issued in 1998 and 1997, respectively, under the Company's Executive Stock Incentive Plan.

     OPTION GRANTS. The following table sets forth certain information, as of December 31, 1998, concerning individual grants of stock options made during the fiscal year ended December 31, 1998 to each of the persons named in the Summary Compensation Table above.


                                               OPTION GRANTS IN 1998

                                                 INDIVIDUAL GRANTS
                        _____________________________________________________________________

                           NUMBER OF                                                               POTENTIAL REALIZABLE
                          SECURITIES          PERCENT OF TOTAL        EXERCISE                    VALUE AT ASSUMED ANNUAL
                          UNDERLYING          OPTIONS GRANTED         OR BASE                      RATES OF STOCK PRICE
                            OPTIONS           TO EMPLOYEES IN          PRICE      EXPIRATION           APPRECIATION
NAME                      GRANTED(#)           FISCAL YEAR(1)          ($/SH)        DATE             FOR OPTION TERM
----                      ----------           --------------          ------        ----             ----------------
                                                                                                   5% ($)        10% ($)
                                                                                                   ------        -------
William L. Schrader           0                        0                $0            --            $0             $0

Harold S. Wills           100,000 (2)                1.54 %           $7.6250     02/20/08       $479,532      $1,215,229
                          125,000 (3)                1.93             10.6875     06/10/08        840,164       2,129,140

David N. Kunkel           100,000 (2)                1.54 %           $7.6250     02/20/08       $479,532      $1,215,229
                          100,000 (3)                1.54             10.6875     06/10/08        672,131       1,703,312

Edward D. Postal          100,000 (2)                1.54 %           $7.6250     02/20/08       $479,532      $1,215,229
                          100,000 (3)                1.54             10.6875     06/10/08        672,131       1,703,312

Harry G. Hobbs             50,000 (2)                0.77 %           $7.7188     02/27/08       $242,716        $615,089
                          100,000 (3)                1.54             10.6875     06/10/08        672,131       1,703,312
                          100,000 (2)                1.54             10.5000     08/31/08        660,339       1,673,430


___________________________

(1) Based upon total grants of options in respect of 6,483,804 shares of Common Stock made during 1998.

(2) Granted under the Company's Executive Stock Incentive Plan. Vest monthly over 48 months from the anniversary of the grant, subject to continued employment by the Company on each of such dates.

(3) Granted under the Company's Strategic Stock Incentive Plan. Vest monthly over 48 months from the anniversary of the grant, subject to the continued employment by the Company on each of such dates. Under each of the Company's Executive Stock Incentive Plan, Executive Stock Option Plan, Directors Stock Incentive Plan and Strategic Stock Incentive Plan, upon the acquisition of beneficial ownership of 30% or more of the Company's outstanding Common Stock by any person other than a wholly-owned subsidiary of the Company or the occurrence of certain other change in control events specified in such plans, including certain mergers, consolidations and transfers of all or substantially all of the Company's assets, all options and stock appreciation rights will become fully exercisable and all restricted stock awards will become immediately vested.

     AGGREGATE YEAR-END OPTION VALUES. The following table provides information concerning the number of unexercised options held by each of the individuals named in the Summary Compensation Table as of December 31, 1998. Also reported are the values for "in the money" options, which represent the positive spread between the exercise price and the fair market value of the Company's Common Stock as of December 31, 1998.


                       AGGREGATED OPTION EXERCISES IN 1998 AND FISCAL YEAR-END OPTION VALUES

                                                                      NUMBER OF
                                                                   SECURITIES UNDERLYING                   VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS                  IN-THE-MONEY OPTIONS
                                                                    AT DECEMBER 31, 1998 (#)           AT DECEMBER 31, 1998 ($)(1)
                                                                   -------------------------           ---------------------------

                          SHARES
                         ACQUIRED          VALUE
NAME                   ON EXERCISE(#)    REALIZED($)      EXERCISABLE     UNEXERCISABLE            EXERCISABLE     UNEXERCISABLE
-----                  -------------     -----------      -----------     -------------            -----------     -------------

William L. Schrader          --              --            427,000             0                   $8,090,425           --

Harold S. Wills              --              --            301,041          423,959                $3,744,327      $5,191,610

David N. Kunkel              --              --            296,414          254,779                $3,532,722      $3,087,248

Edward D. Postal             --              --            115,055          259,945                $1,361,632      $3,065,180

Harry G.Hobbs                --              --             47,917          252,083                  $560,222      $2,781,963

_______________

(1) Based upon a closing price of $20.875 on December 31, 1998, as reported on The Nasdaq Stock Market.


     EMPLOYMENT AGREEMENTS. The Company has employment agreements with each of Messrs. Wills, Kunkel, Postal and Hobbs. The Company also has employment agreements with most of its other officers other than Mr. Schrader pursuant to which they serve in their respective capacities.

     Mr. Wills's employment agreement provides for a four-year term ending October 2002 and a current annual base salary of $425,000, and also provides for a performance bonus of $150,000 in 1998 and for performance bonuses in subsequent years, subject to achievement of certain performance objectives established by the Company's Chairman.

     Mr. Kunkel's employment agreement provides for a four-year term ending in October 2002 and a current annual base salary of $350,000, and also provides for a performance bonus of $150,000 in 1998 and for performance bonuses in subsequent years, subject to achievement of certain performance objectives established by the Company's Chairman.

     Mr. Postal's employment agreement provides for a four-year term ending October 2002 and a current annual base salary of $265,000, and also provides for a performance bonus of $115,000 in 1998 and for performance bonuses in subsequent years, subject to achievement of certain performance objectives established by the Company's Chairman.

     Mr. Hobbs's employment agreement provides for a 27-month term ending December 2000 and a current annual base salary of $225,000, and also provides for a performance bonus of up to $112,500 in 1998 and for performance bonuses in subsequent years, subject to achievement of certain performance objectives established by the Company's Chief Operating Officer. Mr. Hobbs's employment agreement also provides for certain payments relating to Mr. Hobbs's relocation to the Company's European office in Switzerland, including housing and automobile expenses and a Cost of Living Adjustment to Mr. Hobbs's monthly salary not to exceed 15% of such salary.

     These employment agreements also provide for standard employee benefits, including, without limitation, participation in the Company's 401(k) plan and bonus plan as well as life, health, accident and disability insurance. These agreements also provide for a 24-month non-competition period. If the Company elects to enforce such non-competition restrictions, these officers are entitled, for a period of 24 months after termination of their employment, to receive their then current base salary and all benefits being provided to them at the time of termination. Each of these employment agreements (other than that of Mr. Hobbs) provides that options awarded pursuant thereto are subject to immediate vesting upon the occurrence of certain change in control events.



             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee currently is composed of Messrs. Baumer and Swett, each a non-employee director of the Company, and Mr. Schrader. The Compensation Committee is responsible, subject to the approval of the Board of Directors, for establishing the Company's compensation program.

COMPENSATION PHILOSOPHY AND POLICY

     The Company's compensation program generally is designed to motivate and reward the Company's executive officers and other personnel responsible for attaining financial, operational and strategic objectives that will contribute to the overall goal of enhancing shareholder value. In administering the plan, the Compensation Committee assesses the performance of individuals and the Company relative to those objectives. The Company's compensation program generally provides incentives to achieve annual and longer term objectives. The principal elements of the compensation plan include base salary, cash bonus awards and stock awards in the form of grants of stock options and restricted Common Stock. These elements generally are blended in order to provide compensation packages which provide competitive pay, reward the achievement of financial, operational and strategic objectives and align the interests of the Company's executive officers and other high level personnel with those of the Company's shareholders.

     BASE SALARY. During 1998, the Company had employment agreements with each of Messrs. Wills, Kunkel, Postal and Hobbs, as well as with most of the other individuals who served as officers during such period, other than Mr. Schrader. Mr. Schrader's compensation was determined based upon his leadership of the Company in setting and pursuing its financial, operational and strategic objectives. Mr. Schrader did not participate as a member of the Compensation Committee in determining his compensation.

     The Company considers the experience of the individual, the scope and complexity of the position and the size and growth rate of the Company, the salary payable to Mr. Schrader as well as the compensation paid by the Company's competitors are setting base salaries for officers and employees. Due to the increasingly competitive nature of the Company's industry segment, compensation amounts paid by the Company's competitors are expected to continue to grow in importance to the Company as it assesses its compensation structure in the future in order to ensure its ability to continue to attract and retain highly qualified executives.

     BONUSES. All full-time employees of the Company, including executive officers to the extent they are not already entitled to receive a bonus pursuant to the terms of their respective employment agreements, are eligible to receive bonuses from the Company subject to satisfaction of specified performance criteria. For 1998, Messrs. Wills, Kunkel, Postal and Hobbs received bonuses pursuant to the terms of their respective employment agreements. See "Executive Compensation--Employment Agreements." In determining the level of bonus paid to Mr. Schrader in 1998, the Compensation Committee, in addition to consideration of Mr. Schrader's individual performance, took particular note of the Company's overall increased revenues and successful debt offerings during 1998, as well as the Company's continued expansion through the successful completion of the acquisition of 18 Internet Service Providers in the U.S., Canada, Asia and Europe during the fifteen months ended December 31, 1998.

     STOCK AWARDS. To promote the Company's long-term objectives, stock awards are made to directors, officers and employees who are in a position to make a significant contribution to the Company's long-term success. The stock awards are made to officers and employees pursuant to the Company's Executive Stock Option Plan, in the form of incentive stock options and non-qualified stock options, pursuant to the Company's Executive Stock Incentive Plan, in the form of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock awards, and to directors pursuant to the Company's Directors Stock Incentive Plan, in the form of non-qualified stock options. The Company also makes awards in the form of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock grants to key personnel in connection with acquisitions, mergers, strategic alliances and other business combinations pursuant to its Strategic Stock Incentive Plan.

     Stock options represent rights to purchase shares of the Company's Common Stock in varying amounts pursuant to a vesting schedule determined by the Compensation Committee at a price per share specified on the date of grant of the option (which may not be less than the fair market value on the date of the grant). Stock options expire at the conclusion of a fixed term (generally 10 years).

     Stock appreciation rights may be granted in tandem with options and, upon exercise, entitle the holder to receive cash, Common Stock or a combination thereof (at the discretion of the Compensation Committee) having a value equal to the excess of fair market value per share of the Common Stock on the exercise date multiplied by the number of shares with respect to which the right is exercised over the option exercise price for such number of shares.

     Restricted stock awards consist of a specified number of shares of the Company's Common Stock with an appropriate restrictive legend affixed thereto. Shares of restricted stock may not be sold or otherwise transferred until ownership vests in the recipient, at the time and in the manner specified by the Compensation Committee at the time of the award.

     Since the stock options, stock appreciation rights and restricted stock awards vest and may grow in value over time, these components of the Company's compensation plan are designed to reward performance over a sustained period and to enhance shareholder value through the achievement of corporate objectives. The Company intends that these awards will strengthen the focus of its directors, officers and employees on managing the Company from the perspective of a person with an equity stake in the Company.

     In selecting recipients and the size of grants, the Compensation Committee considers various factors such as the potential of the recipient, the salary of the recipient and competitive factors affecting the Company's ability to attract and retain employees, prior grants, a comparison of awards made to officers in comparable positions at similar companies and Company performance.

     No stock awards were made during 1998 to Mr. Schrader. During 1998, Messrs. Wills, Kunkel and Postal were each awarded options to purchase 100,000 shares of the Company's Common Stock under the Company's Executive Stock Incentive Plan, and Mr. Hobbs was awarded options to purchase 150,000 shares of the Company's Common Stock under such plan. In addition, during 1998, Messrs. Kunkel, Postal and Hobbs were awarded options to purchase 100,000 shares of the Company's Common Stock under the Company's Strategic Stock Incentive Plan, and Mr. Wills was awarded options to purchase 125,000 shares of the Company's Common Stock under such plan. Awards made to other executive officers during 1998 consisted of options to purchase an aggregate of 268,500 shares under the Company's Executive Stock Incentive Plan and 16,000 shares under the Company's Strategic Stock Incentive Plan. Total option awards under the Company's Executive Stock Option Plan and the Company's Executive Stock Incentive Plan were made during 1998 with respect to 23,500 and 4,444,760 shares of Common Stock, respectively. Options to purchase 1,990,544 shares of Common Stock were awarded under the Company's Strategic Stock Incentive Plan during 1998. Awards made to directors during 1998 consisted of options with respect to 25,000 shares of Common Stock under the Company's Directors Stock Incentive Plan.

     TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Internal Revenue Code"), imposes limitations upon the federal income tax deductibility of compensation paid to the Company's chief executive officer and to each of the other four most highly compensated executive officers of the Company. Under these limitations, the Company may deduct such compensation only to the extent that during any fiscal year the compensation paid to any such officer does not exceed $1,000,000 or meets certain specified conditions (such as certain performance-based compensation that has been approved by the Company's shareholders). Based on the Company's current compensation plans and policies and proposed regulations interpreting the Internal Revenue Code, the Company and the Compensation Committee believe that, for the near future, there is not a significant risk that the Company will lose any significant tax deduction for executive compensation. The Company's compensation plans and policies will be modified to ensure full deductibility of executive compensation if the Company and the Compensation Committee determine that such an action is in the best interests of the Company.



                                                   COMPENSATION COMMITTEE
                                                   William H. Baumer, Chairman
                                                   William L. Schrader
                                                   Ralph J. Swett

PROPOSAL 2 - APPROVAL OF AMENDMENTS TO THE EXECUTIVE STOCK INCENTIVE PLAN
             AND THE STRATEGIC STOCK INCENTIVE PLAN


EXECUTIVE STOCK INCENTIVE PLAN

     The Board of Directors has unanimously adopted and recommends that the shareholders approve an amendment to the Company's Executive Stock Incentive Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder from a maximum of 10 million shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event) to a maximum of 11,800,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). The effective date of the proposed amendment will be the date on which such amendment is approved by the shareholders.

REQUIRED VOTE

     Approval of the adoption of the amendment to the Executive Stock Incentive Plan requires the affirmative vote of the holders of a majority of shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

PLAN ACTIVITY

     As of March 21, 1999, options to purchase an aggregate of 8,604,485 shares of the Company's Common Stock were outstanding under the Executive Stock Incentive Plan and, without taking into account the proposed amendments to the plan, 221,423 shares remained available for future grants under the plan.

     The table under the caption "Option Grants in 1998" provides information with respect to the grant of options under the Executive Stock Incentive Plan during fiscal year 1998 to the executive officers of the Company appearing in the Summary Compensation Table. The following table sets forth additional information with respect to options granted under the Executive Stock Incentive Plan during fiscal year 1998 to certain groups:

                                                WEIGHTED AVERAGE
     IDENTITY OF                                EXERCISE PRICE        OPTIONS
       GROUP                                         ($/SH)           GRANTED(#)
    -----------                                 -----------------     ----------

All executive officers as a group                   $9.01              718,500
 (9 persons)

Non-executive directors as a group                  $0.00                 0
 (3 persons)

Non-executive officer employees as a group          $9.08            3,726,260
 (approximately 830 persons)

GENERAL

     The purpose of the Executive Stock Incentive Plan is to enable the Company to attract and retain employees and consultants and provide them with an incentive to maintain and enhance the Company's long-term performance record. In the view of the Board of Directors, the plan as well as predecessor plans have been successful in achieving these objectives. In light of the Company's recent expansion and strategy for continued growth, the Board of Directors believes that the proposed amendments to the plan are necessary to ensure that an adequate number of shares are available for awards so that the plan can continue to make a significant contribution to the morale and motivation of the Company's and its subsidiaries' employees and consultants in the future.

     The Company's Executive Stock Incentive Plan was adopted by the Company's Board of Directors on March 1, 1995 and approved by the shareholders of the Company on April 8, 1995. The plan was amended to increase the number of shares of the Company's Common Stock eligible for issuance thereunder by the Company's Board of Directors on September 25, 1995, and approved by the Company's shareholders on November 11, 1995. The plan presently provides that up to 10 million shares of the Company's Common Stock (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event) will be available for awards under the plan. As noted above, the proposed amendment would increase the maximum number of shares available for awards under the plan to 11,800,000 (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). Awards under the plan will be made to persons who have the capability of making a substantial contribution to the success of the Company and may be in the form of incentive stock options, non-qualified stock options, stock appreciation rights or restricted stock awards. Employees may be awarded any type of award under the plan. Consultants may be awarded any type of award except incentive stock options.


STRATEGIC STOCK INCENTIVE PLAN

     The Board of Directors has unanimously adopted and recommends that the shareholders approve an amendment to the Company's Strategic Stock Incentive Plan to increase the number of shares of the Company's Common Stock available for issuance thereunder from a maximum of 3,500,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event) to a maximum of 4,500,000 shares (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). The effective date of the proposed amendment will be the date on which such amendment is approved by the shareholders.

REQUIRED VOTE

     Approval of the adoption of the amendment to the Strategic Stock Incentive Plan requires the affirmative vote of the holders of a majority of shares of the Company's Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

PLAN ACTIVITY

     As of March 21, 1999, options to purchase an aggregate of 1,927,175 shares of the Company's Common Stock were outstanding under the Strategic Stock Incentive Plan and, without taking into account the proposed amendments to the plan, 1,433,324 shares remained available for future grants under the plan.

     The table under the caption "Option Grants in 1998" provides information with respect to the grant of options under the Strategic Stock Incentive Plan during fiscal year 1998 to the executive officers of the Company appearing in the Summary Compensation Table. The following table sets forth additional information with respect to options granted under the Strategic Stock Incentive Plan during fiscal year 1998 to certain groups:

                                                WEIGHTED AVERAGE
     IDENTITY OF                                EXERCISE PRICE        OPTIONS
       GROUP                                         ($/SH)           GRANTED(#)
    -----------                                 -----------------     ----------


All executive officers as a group                  $10.72              441,000
 (9 persons)

Non-executive directors as a group                 $ 0.00                  0
 (3 persons)

Non-executive officer employees as a group         $11.72            1,549,544
 (approximately 834 persons)

GENERAL

     The purpose of the Strategic Stock Incentive Plan is to enable the Company and its subsidiaries in connection with acquisitions, mergers, strategic alliances, joint ventures and other business combination transactions, to attract and retain employees and consultants and provide them with an incentive to maintain and enhance the Company's and its subsidiaries' long-term performance record by creating a long-term mutuality of interests among the employees and consultants and the shareholders of the Company. The plan provides for the issuance to persons who have the capability of making a substantial contribution to the success of the Company or any one or more of its subsidiaries of incentive stock options, non-qualified stock options, stock appreciation rights and restricted stock grants in connection with acquisitions, mergers, strategic alliances and other business combinations and transactions effected by the Company and/or one or more of its subsidiaries. In light of the Company's recent expansion, especially through mergers and acquisitions, and strategy for continued growth, the Board of Directors believes that the proposed amendments to the plan are necessary to ensure that an adequate number of shares are available for awards so that the plan can continue to make a significant contribution to the morale and motivation of the Company's and its subsidiaries' employees and consultants in the future.

     The Company's Strategic Stock Incentive Plan was adopted by the Company's Board of Directors on June 5, 1995 and approved by the shareholders of the Company on November 11, 1995. Currently, awards under the plan may be made in respect of up to 3,500,000 shares of the Company's Common Stock (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). As noted above, the proposed amendment would increase the maximum number of shares available for awards under the plan to 4,500,000 (subject to adjustment in the event of any stock dividend, stock split, recapitalization or similar event). The total number of shares with respect to which restricted stock awards may be granted to any one participant shall not exceed 10,000 per calendar year (subject to substitution or adjustment in the event to any stock dividend, stock split, recapitalization or similar event). Employees may be awarded any type of award offered under the plan. Consultants may be awarded any type of award except incentive stock options. No awards may be made under the plan after the tenth anniversary thereof.

SUMMARY OF PLAN FEATURES

     The following is a summary of certain features common to both the Executive Stock Incentive Plan and the Strategic Stock Incentive Plan (together, the "Plans"). The summary is qualified in its entirety by reference to the Plans, copies of each of which are together annexed hereto as Exhibit A.

     ADMINISTRATION. The Plans are administered by the Compensation Committee of the Board of Directors, none of the members of which, during the one-year period prior to commencement of service thereon or during such service, has been or will be granted any awards pursuant to either of the Plans, subject to certain permitted exceptions.

     The Compensation Committee has the power to determine the persons to whom, and the time or times at which, awards shall be granted, the type of award to be granted and the number of shares to be subject to each award, to interpret the Plans and to prescribe rules, regulations and procedures in connection with the operation of the Plans. All questions of interpretation and application of the Plans, or as to awards granted under the Plans, are subject to the determination of the Compensation Committee, which will be conclusive and binding.

     AWARDS. Awards granted under the Plans are evidenced by agreements between the individual employee or consultant and the Company. Incentive stock options within the meaning of Section 422 of the Internal Revenue Code as well as options which do not meet the requirements of that section may be granted alone or in tandem with stock appreciation rights. All options will expire not more than 10 years after the date of grant except for incentive stock options granted to holders of more than 10% of the voting power of the Company, which will expire not more than five years after the date of grant. The exercise price for any option issued under the Plans shall be equal to the fair market value of the Company's Common Stock at the time such option is granted provided that, in the case of incentive stock options granted to holders of more than 10% of the voting power of the Company, the exercise price shall equal at least 110% of fair market value. Payment of an option's exercise price may be made in cash, by check or, in certain circumstances, by delivery of shares of Common Stock assigned to the Company, or by a combination of the foregoing. The Company may loan employees amounts in respect of the exercise of options under the Plans provided that such loans are evidenced by interest bearing promissory notes and secured by a pledge of the Company's Common Stock having an aggregate purchase price on the date of exercise at least equal to the principal amount of the note. Options are not transferable other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or, to the extent permitted under the option agreement or under interpretation of the Compensation Committee under Rule 16b-3 of the Exchange Act, by gift to family members or other permitted transferees. Options may be exercised only by the optionee, his or her guardian, his or her legal representative or his or her permitted transferee.

     Stock appreciation rights may be granted in tandem with options granted under the Plans. Upon exercise of a stock appreciation right, the grantee will receive from the Company cash, Common Stock or a combination thereof (at the discretion of the Compensation Committee) having a value equal to the excess of the fair market value per share of the Company's Common Stock on the exercise date multiplied by the number of shares with respect to which the right is being exercised over the option exercise price for such number of shares.

     Restricted stock also may be granted under the Plans provided that any one participant may not receive awards in respect to more than 10,000 shares per year. The Compensation Committee will determine the restrictions that apply to each such grant. During the restricted period, the grantee may not sell or otherwise transfer the restricted stock, but will have the right to vote the restricted stock and to receive dividends, if any.

     Upon the acquisition of beneficial ownership of 30% or more of the Company's Common Stock by any person other than a wholly-owned subsidiary of the Company or the occurrence of certain other change of control events specified in the Plans, including certain mergers and consolidations and transfers of all or substantially all of the Company's assets, all options and stock appreciation rights shall become fully exercisable and all restricted stock awards shall become immediately vested.

     AMENDMENTS. The Plans may be amended by the Compensation Committee or the shareholders, provided that the Compensation Committee may not, without shareholder approval, materially increase the benefits accruing to participants under the Plans, materially increase the maximum number of shares as to which awards may be granted under the Plans, increase the number of restricted stock grants per year per participant or change the basis of making performance-based awards for participants whose compensation is subject to Section 162(m) of the Internal Revenue Code, change the minimum exercise price of options or stock appreciation rights, change the class of eligible persons, extend the period for which awards may be granted or exercised or withdraw the authority to administer one or both of the Plans from the Compensation Committee.

     CERTAIN INCOME TAX CONSEQUENCES. A participant who is awarded a stock option will not realize any income, nor will the Company be entitled to any deduction, at the time of grant. If a participant who is not an "insider" subject to Section 16(b) of the Exchange Act exercises a non-qualified option, he or she will realize ordinary income equal to the difference between the option price and the fair market value of the shares on the date of exercise and the holding period for capital gain and loss purposes will begin on the date of exercise. In the case of a participant who is a Section 16(b) insider, upon exercise of an option, he or she will realize ordinary income on the first day on which a sale of shares at a profit would not expose the participant to
Section 16(b) liability (the "date of taxation"). The amount of income recognized will be equal to the excess of the fair market value of the shares on the date of taxation over the option price and the holding period for capital gains and losses will begin on the date of taxation. An insider may elect to be taxed according to the rules applicable to non-insiders by filing an election with the Internal Revenue Service under Section 83(b) of the Internal Revenue Code within 30 days from the date of exercise.

     If the exercise price of a non-qualified option is paid by surrendering stock of the Company, the participant will recognize no gain or loss on the shares that he or she surrenders to pay the option price (the "surrendered shares"). The number of shares that the participant receives upon exercise of the option in excess of the surrendered shares are considered "additional shares." The participant will recognize ordinary income upon exercise equal to the fair market value of the additional shares on the date of exercise, less any cash paid towards the exercise price. The basis of the additional shares will be equal to their fair market value on the date of exercise, and their holding period will begin on that date. The shares that the participant receives upon exercise equal to the surrendered shares will have a basis and holding period equal to that of the surrendered shares.

     If a participant exercises an incentive stock option, he or she will not recognize any income at that time (although the difference between the option price and the fair market value of shares may be subject to the alternative minimum tax) and the Company will not be entitled to any tax deduction. If the option price of an incentive stock option is paid by surrendering stock of the Company, the Internal Revenue Service treats such an exchange as if there were two transactions. The first transaction is treated as a non-taxable exchange of the previously acquired shares for an equal number of new shares, both having the same market value. The basis of the new shares will be the same as that of the shares surrendered and the holding period will include the holding period of the shares surrendered. The second transaction concerns the additional shares that a participant will receive pursuant to the exercise. This exchange also results in no gain or loss being recognized at the time of the exchange. The basis of these additional shares, however will equal zero (i.e., the participant is treated as having paid nothing for these shares). The holding period for the additional shares begins on the date of the exchange.

     The Company will be entitled to a deduction for federal tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income with respect to any option. When a participant disposes of Common Stock acquired through the exercise of a non-qualified option, any amount received in excess of the fair market value of the shares on the date of exercise will be subject to taxation as long-term or short-term capital gains, depending on the holding period of the shares. If the amount received is less than such fair market value of the shares, the difference will be treated as a capital loss for tax purposes. When a participant ultimately sells Common Stock acquired through exercise of an incentive stock option, he or she will recognize long-term capital gain or loss on the difference between the amount received upon disposition and the option price of the shares on the date of exercise provided that the requisite holding periods are satisfied.

     Under current federal tax laws, no income will be recognized by a participant at the time a stock appreciation right is granted to the participant. Ordinary income will be recognized by the participant upon exercise of a stock appreciation right equal to the amount of cash received plus the fair market value, on the date of exercise, of any shares issued. The Company will be entitled to a deduction equal to the amount the participant recognizes as ordinary income and at the time the participant recognizes income.

     The basis of a share acquired pursuant to the exercise of a stock appreciation right will be the amount included in income due to receipt of the share. When the participant disposes of shares acquired pursuant to the exercise of a stock appreciation right, any amount realized in excess of the basis of the shares will be treated as long-term or short-term capital gain, depending on the holding period of the shares. If the amount realized is less than the basis of the shares, the loss will be treated as long-term or short-term capital loss, depending on the holding period of the shares.

     Unless the participant otherwise elects, receipt of a grant of restricted shares of Common Stock will not result in the recognition of income by the participant. At the time of vesting of ownership of any such shares, the participant will recognize ordinary income equal to the fair market value of such shares. At that time, the Company will be entitled to a deduction. The deduction will be equal to the amount which is taxable to the participant as ordinary income.

     The participant may elect to recognize ordinary income at the time of grant. Any such election must be made within 30 days of grant pursuant to regulations issued under Section 83(b) of the Internal Revenue Code. The amount of such income will be equal to the fair market value of the shares of stock without regard to the restrictions. In such a case, the Company would be entitled to a deduction equal to the amount which is taxable to the participant as ordinary income.

     The basis of a share acquired under a restricted stock grant will be the amount included in ordinary income due to receipt of the share. When the participant disposes of shares acquired under a restricted stock grant, any amount realized in excess of the basis of the shares will be treated as long-term or short-term capital gain, depending on the holding period of the shares (measured from the time the participant recognized ordinary income from the receipt of such shares). If the amount realized is less than the basis of the shares, the loss will be treated as long-term or short-term loss, depending on the holding period of the shares.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE ADOPTION BY THE BOARD OF DIRECTORS OF THE AMENDMENTS TO EACH OF THE EXECUTIVE STOCK INCENTIVE PLAN AND THE STRATEGIC STOCK INCENTIVE PLAN.

                             STOCK PRICE PERFORMANCE


     Set forth below is a line graph comparing the cumulative total shareholder return on the Company's Common Stock, based upon the market price of the Company's Common Stock as reported by The Nasdaq Stock Market, with the cumulative total return of companies in the Nasdaq Composite Index and the Nasdaq Telecommunications Index for the period from May 1, 1995 through December 31, 1998. Prior to May 1, 1995, the Company's Common Stock was not publicly traded.



                              A GRAPH APPEARS HERE




                              5/2/95     6/30/95    9/30/95    12/31/95   3/31/96    6/30/96    9/30/96    12/31/96
                              ------     -------    -------    --------   -------    -------    -------    --------
PSINet, Inc.                  100.00      99.61     140.98     150.00      63.52      75.41      71.31      71.31
NASDAQ Composite Index        100.00     110.97     124.04     125.10     131.64     142.38     147.45     154.70
NASDAQ Telecom Index          100.00     109.80     123.74     125.66     132.17     136.32     128.23     128.45


                              3/31/97    6/30/97    9/30/97    12/31/97   3/31/98    6/30/98    9/30/98    12/31/98
                              ------     -------    -------    --------   -------    -------    -------    --------
PSINet, Inc.                   48.36      49.18      52.87      33.61      72.95      85.25      91.40     136.89
NASDAQ Composite Index        146.38     173.21     202.51     189.92     221.83     228.25     206.64     266.51
NASDAQ Telecom Index          119.43     149.92     174.03     189.80     240.75     256.98     228.53     310.58


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During the year ended December 31, 1998, the members of the Compensation Committee of the Company's Board of Directors consisted initially of Messrs. Baumer and Schrader and Mr. William Wilson, who resigned from the Company's Board of Directors effective as of February 25, 1998. Effective as of February 25, 1998, Mr. Wilson was replaced on the Compensation Committee by Mr. Swett. Mr. Schrader is the Chairman of the Company's Board of Directors and Chief Executive Officer of the Company. None of such persons other than Mr. Schrader is an executive officer or employee of the Company.


                     CERTAIN RELATIONSHIPS AND TRANSACTIONS

STRATEGIC ALLIANCE WITH IXC

     GENERAL TERMS. In February 1998, the Company acquired from IXC 20-year noncancellable indefeasible rights of use ("IRUs") in up to 10,000 equivalent route miles of fiber-based OC-48 network bandwidth (the "PSINet IRUs") in selected portions across the IXC fiber optic telecommunications system within the United States. The PSINet IRUs were acquired in exchange for the issuance to IXC of 10,229,789 shares of Common Stock representing approximately 20% of the issued and outstanding Common Stock of the Company after giving effect to such issuance and having an aggregate market value of $78,641,502 based on the closing market price per share of the Common Stock as reported by The Nasdaq Stock Market on such date of $7.6875 (the "IXC Shares") and a Contingent Payment Obligation (as defined below) pursuant to an IRU and Stock Purchase Agreement, dated as of July 22, 1997, between the Company and IXC, as amended (the "IRU Purchase Agreement"). The IRU Purchase Agreement provides that, if the fair market value of the IXC Shares (based on the volume-weighted average closing market price per share of the Common Stock as reported by The Nasdaq Stock Market over the 20 trading day period immediately preceding the applicable date of determination) is less than $240 million at the earlier of one year following delivery and acceptance of the total amount of bandwidth corresponding to the PSINet IRUs or the fourth anniversary of the closing of the transaction (i.e., February 25, 2002), the Company would be obligated to provide IXC with additional shares of Common Stock or, at the sole option of the Company, cash or a combination thereof equal to the shortfall (the "Contingent Payment Obligation"). The IRU Purchase Agreement also provides, however, that the right of IXC to receive additional shares and/or cash pursuant to the Contingent Payment Obligation would have terminated on such date as the fair market value of the IXC Initial Shares (as determined above) were equal to or greater than $240 million. After the close of trading on The Nasdaq Stock Market on January 13, 1999, the fair market value of the IXC Shares (as determined above) exceeded $240 million and, as a result, the Contingent Payment Obligation terminated as of such date without the payment of any additional amounts or the issuance of any additional shares of Common Stock to IXC.

     IXC has been granted certain demand and "piggyback" registration rights with respect to the IXC Shares pursuant to a registration rights agreement between IXC and the Company. Pursuant to the IRU Purchase Agreement, Ralph J. Swett, the former chairman of IXC Communications, was elected, effective as of the closing of the transaction, to the Company's Board of Directors. The IRU Purchase Agreement provides that the Company's Chairman will recommend that Mr. Swett continue to be re-elected to the Company's Board for so long as IXC continues to own at least 95% of the IXC Shares. In the event IXC proposes to sell or otherwise dispose of any of the IXC Shares, other than pursuant to a pledge to an unaffiliated third party lender, the Company has a right of first offer to acquire the shares proposed to be sold at the closing market price per share of the Common Stock as reported by The Nasdaq Stock Market or the principal securities exchange on which the Common Stock is then listed on the date notice of such proposed sale is given to the Company. Other than as set forth above and except for transfer restrictions existing from time to time under applicable federal and state securities laws, the IXC Shares are not subject to any transfer restrictions or to any voting restrictions or other agreements.

     PSINET IRUS. As of January 1, 1999, approximately 6,000 route miles of OC-12 (equivalent to approximately 1,500 route miles of OC-48) bandwidth have been placed into operation on the PSINet network and approximately 6,800 additional route miles of OC-12 (equivalent to approximately 1,700 route mile of OC-48) bandwidth are expected to be placed into operation early in the second quarter of 1999. The Company expects delivery of the remaining bandwidth from IXC over the next 18 to 24 months. IXC has granted the Company a security interest in, among other collateral, a portion of the IRUs underlying the PSINet IRUs granted to IXC by IXC Carrier and in a portion of certain other IRUs in IXC's fiber optic telecommunications system to secure the performance of IXC's obligations under the IRU Purchase Agreement to deliver the PSINet IRUs. IXC is obligated to provide customary operation and maintenance services with respect to the bandwidth delivered to the Company at specified prices and terms, the total cost of which to the Company on an annual basis is expected to be approximately $1.2 million per each 1,000 equivalent route miles of OC-48 bandwidth accepted under the IRU Purchase Agreement. IXC also will furnish multiplexing, reconfiguration and collocation services with respect to such bandwidth as requested by the Company at agreed upon fees.

     CERTAIN RESTRICTIONS ON USE AND TRANSFER OF BANDWIDTH. The Company may use the bandwidth acquired from IXC for any purpose in connection with the provision of Internet services and at a rate of DS-3 (45 Mbps) or less for non-Internet telecommunications transport, but is restricted from using such bandwidth to deliver any private line or long distance switched telephone services (based on non-Internet telephone switching technologies) to any third party. In addition, the Company may not effect any sale, swap, lease or other transfer of such bandwidth to any unaffiliated third party except (i) in connection with the offering of Internet connectivity services or (ii) in connection with a bona fide financing arrangement. Any transferee of bandwidth acquired from IXC, other than in connection with a bankruptcy of the Company, will be subject to the terms and conditions of the IRU Purchase Agreement, including, without limitation, the foregoing restrictions.

     JOINT MARKETING AND SERVICES AGREEMENT. In connection with this transaction, the Company and IXC also entered into a Joint Marketing and Services Agreement (the "Marketing Agreement") pursuant to which each party is entitled to market the products and services of the other under its own brand. Pursuant to the Marketing Agreement, the Company has agreed to provide IXC with managed connectivity services, value-added services and opportunity consulting services for specified fees which, in light of the strategic importance to the Company of the PSINet IRUs and the Company's other arrangements with IXC described herein, the Company has agreed will be, or will be equal to, the lowest offered by the Company.

     OTHER TRANSACTIONS. In addition to the transactions described above, the Company and IXC Communications or its affiliates are parties to transactions in the ordinary course of business which the Company believes are on terms no more favorable than could be obtained on an arms' length basis with independent third parties.


PROPOSAL 3 - RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors, on the recommendation of the Audit Committee of the Board, has appointed the firm of PricewaterhouseCoopers LLP, independent accountants, to audit and report on the financial statements of the Company for the year ending December 31, 1999. PricewaterhouseCoopers LLP, or its predecessor entity, Price Waterhouse LLP, has been employed by the Company as its independent accountants since 1990.

     It is expected that a representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting to answer questions of shareholders and will have the opportunity, if desired, to make a statement.

REQUIRED VOTE

     The ratification of the appointment of PricewaterhouseCoopers LLP requires a majority of the votes cast by holders of the Company's Common Stock entitled to vote at the Annual Meeting. Abstentions and broker non-votes will be counted as present for purposes of determining whether a quorum is present, and broker non-votes will not be treated as entitled to vote on this matter at the Annual Meeting.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP.


                              SHAREHOLDER PROPOSALS

     The Company's Certificate of Incorporation and By-laws require any shareholder who wishes to bring any proposal before a meeting of shareholders or to nominate a person to serve as a director to give written notice thereof and certain related information to the Company at least 60 days prior to the date one year from the date of the immediately preceding annual meeting, if such proposal or nomination is to be submitted at an annual meeting, and within ten days of the giving of notice to the shareholders, if such proposal or nomination is to be submitted at a special meeting. The written notice must set forth with particularity (i) the name and business address of the shareholder submitting such proposal and all persons acting in concert with such shareholder; (ii) the name and address of the persons identified in clause (i), as they appear on the Company's books (if they so appear); (iii) the class and number of shares of the Company's stock beneficially owned by the persons identified in clause (i); (iv) a description of the proposal containing all material information relating thereto, including, without limitation, the reasons for submitting such proposal; and (v) such other information as the Board of Directors reasonably determines is necessary or appropriate to enable the Board of Directors and shareholders of the Company to consider such proposal.

     Management does not know of any matters which are likely to be brought before the Annual Meeting other than those referred to in this Proxy Statement. However, in the event that any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy will vote in accordance with their judgment on such matters.

     The presiding officer at the Annual Meeting may determine that any shareholder proposal was not permissible under or was not made in accordance with the foregoing procedures or is otherwise not in accordance with law and, if he so determines, he may refuse to allow the shareholder proposal or nomination to be considered at the Annual Meeting.

     Under the rules of the SEC, shareholder proposals intended to be presented at the next annual meeting (to be held in 2000) must be received by the Company on or before December 7, 1999 in order to be included in the proxy statement and proxy for that meeting. Proposals should be directed to the Corporate Secretary, PSINet Inc., 510 Huntmar Park Drive, Herndon, Virginia 20170.

     A copy of the Company's Annual Report to Shareholders, which includes financial statements and related data, accompanies this Proxy Statement.

     According to SEC rules, the information presented in this Proxy Statement under the captions "Compensation Committee Report on Executive Compensation" and "Stock Price Performance" shall not be deemed to be "soliciting material" or to be filed with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934 and nothing contained in any previous filings made by the Company under such Acts shall be interpreted as incorporating by reference the information presented under the specified captions.


                                    By Order Of The Board Of Directors,



                                    /s/David N. Kunkel
                                    David N. Kunkel
                                    EXECUTIVE VICE PRESIDENT & GENERAL COUNSEL


Dated:    April 6, 1999
          Herndon, Virginia

                                                                       EXHIBIT A

                                   PSINET INC.
                         EXECUTIVE STOCK INCENTIVE PLAN
                          (As Amended on May 17, 1999)

1.        BACKGROUND AND PURPOSE

          PSINet Inc. (the "Company") hereby establishes the PSINet Inc. Executive Stock Incentive Plan (the "Plan"). The purpose of this Plan is to enable the Company to attract and retain employees and consultants and provide them with an incentive to maintain and enhance the Company's long-term performance record. It is intended that this purpose will best be achieved by granting eligible employees incentive stock options ("ISO's"), non-qualified stock options ("NQSO's"), stock appreciation rights ("SAR's") and restricted stock grants, individually or in combination, under this Plan pursuant to the rules set forth in Sections 83, 162(m), 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code").

2.        ADMINISTRATION

          The Plan shall be administered by a Committee of the Company's Board of Directors (the "Committee"). This Committee shall consist of at least three members of the Company's Board of Directors each of whom shall, unless the Board determines otherwise, be "outside directors" as this term is defined in Code
Section 162(m) and regulations thereunder and none of whom during the one-year period prior to commencement of service on the Committee, or during such service, has been granted or awarded any equity security or derivative security of the Company pursuant to the Plan or, except as permitted by Rule 16b-3
(c)(2)(i), or any successor provision, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any other plan of the Company or any of its affiliates. Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine the employees of the Company to whom, and the time or times at which, ISO's and/or NQSO's (ISO's and NQSO's are collectively referred to as "options"), SARs and restricted stock grants (all four types of grants are collectively referred to as "awards") shall be granted; (b) to determine at the time of grant whether an award will be an ISO, a NQSO, a restricted stock grant or a combination of these awards and the number of shares to be subject to each award; (c) if options are granted to a participant, whether SARs related to such options shall be granted to such participant; (d) to prescribe the form of the award agreements and any appropriate terms and conditions applicable to the awards and to make any amendments to such agreements or awards; (e) to interpret the Plan; (f) to make and amend rules and regulations relating to the Plan; and (g) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award granted hereunder.

3.        ELIGIBLE EMPLOYEES

          Awards may be granted under the Plan only to employees and consultants of the Company and its subsidiaries (which shall include all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of the voting stock of which is so owned) who have the capability of making a substantial contribution to the success of the Company. Employees may be awarded any type of award offered under the Plan. Consultants may be awarded any type of award except ISOs.

4.        SHARES AVAILABLE

          The total number of shares of the Company's Common Stock (par value of $0.01 per share) available in the aggregate for awards under this Plan is 11,800,000. Shares to be granted may be authorized and unissued shares or may be treasury shares.

          The total number of shares with respect to which restricted stock awards may be granted to any one participant shall not exceed 10,000 per calendar year (subject to substitution or adjustment as provided in Section 11).

          If an award expires, terminates or is cancelled without being exercised or becoming vested, new awards may thereafter be granted under the Plan covering such shares unless Rule 16b-3 provides otherwise. No award may be granted more than 10 years after the effective date of the Plan.

5.        TERMS AND CONDITIONS OF ISO'S

          Each ISO granted under the Plan shall be evidenced by an ISO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

          (a) Exercise Price. The exercise price under each option shall equal the fair market value of the Common Stock at the time such option is granted. If an option is granted to an officer or employee who at the time of grant owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company (a "10-percent Shareholder"), the purchase price shall be at least 110 percent of the fair market value of the stock subject to the option.

          (b) Duration of Option. Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted. In the case of an option granted to a 10-percent Shareholder, the option by its terms shall not be exercisable after the expiration of five years from the date such option is granted.

          (c) Options Nontransferable. Each option by its terms shall not be transferable by the participant otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, or (iii) to the extent permitted under the option agreement or interpretation of the Committee and under Rule 16b-3 promulgated under the Exchange Act, by gift to family members or entities beneficially owned by family members or other permitted transferees under Rule 16b-3 promulgated under the Exchange Act, and shall be exercisable, during the participant's lifetime, only by the participant, the participant's guardian or the participant's legal representative, the participant's transferee under a qualified domestic relations order or other permitted transferee under this section. To the extent required for the option grant and/or exercise to be exempt under Rule 16b-3, options (or the shares of Common Stock underlying the options) must be held by the participant for at least six months following the date of grant.

          (d) Exercise Terms. Each option granted under the Plan shall become exercisable on a schedule to be determined by the Committee at the time of grant, which schedule may vary from one grant to another. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary (fifth anniversary for a 10-percent Shareholder) of the date of grant.

               No outstanding option may be exercised by any person if the employee to whom the option is granted is, or at any time after the date of grant has been, in competition with the Company. The Committee has the sole discretion to determine whether an employee's actions constitute competition with the Company or an affiliated company. The Committee may impose such other terms and conditions on the exercise of options as it deems appropriate to serve the purposes for which this Plan has been established.

          (e) Maximum Value of ISO Shares. No ISO shall be granted to an employee under this Plan or any other ISO plan of the Company or its subsidiaries to purchase shares as to which the aggregate fair market value (determined as of the date of grant) of the Common Stock which first become exercisable by the employee in any calendar year exceeds $100,000.

          (f) Payment of Exercise Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company beneficially owned by the participant, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. For this purpose, fair market value shall equal the closing price of the Company's Common Stock on the Nasdaq National Market System on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing price on the last preceding day on which there was such trading.

               Subject to the approval of the Board of Directors upon recommendation by the Committee, in respect of the exercise of options, the Company may loan to the employee a sum equal to an amount which is not in excess of 100% of the purchase price of the shares so purchased upon exercise, such loan to be evidenced by the execution and delivery of a promissory note. Interest shall be paid on the unpaid balance of the promissory note at such times and at such rate as shall be determined by the Board of Directors. Such promissory note shall be secured by the pledge to the Company of shares having an aggregate purchase price on the date of exercise equal to or greater than the principal amount of such note. An optionee shall have, as to such pledged shares, all rights of ownership, including the right to vote such shares and to receive dividends paid on such shares, subject to the security interest of the Company. Such shares shall not be released by the Company from the pledge unless the proportionate amount of the note secured thereby has been repaid to the Company. All notes executed hereunder shall be payable at such times and in such amounts and shall contain such other terms as shall be specified by the Board of Directors, provided, however, that such terms shall conform to requirements contained in any applicable regulations which are issued by any governmental authority.

6.        TERMS AND CONDITIONS FOR NQSO'S

          Each NQSO granted under the Plan shall be evidenced by a NQSO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform to this Plan and contain the same terms and conditions as the ISO option agreement except that the 10-percent Shareholder restrictions in Sections 5(a) and 5(b) and the maximum value of share rules of Section 5(e) shall not apply to NQSO grants. To the extent an option initially designated as an ISO exceeds the value limit of Section 5(e), it shall be deemed a NQSO and shall otherwise remain in full force and effect.

7.        TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

          To the extent permitted under Rule 16b-3 promulgated under the Exchange Act, the Committee may, in its discretion, award stock appreciation rights to any eligible employee of the Company who is subject to Section 16(b) of the Exchange Act in conjunction with incentive stock options or nonqualified stock options then being granted to him, or to be attached to one or more such options theretofore granted and at the time held unexercised by such employee which shall entitle the employee to receive payment from the Company in accordance with the following provisions and such other terms and conditions as the Committee shall determine from time to time:

          (a) An SAR granted hereunder may be made part of an option at the time of grant of the option or at any time thereafter up to six months prior to the expiration of the option.

          (b) Such SAR will entitle the holder to elect to receive, in lieu of exercising the option to which it relates, an amount (in cash or in Common Stock, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:

                   (1)     the fair market value per share of the
                           Company's Common Stock on the date of exercise of such right, multiplied by the number of shares with respect to which the right is being exercised, over

                   (2) the aggregate option exercise price for such number of shares.

          (c) Such SAR will be exercisable only to the extent that it has a positive value and the option to which it relates is exercisable, except that no SAR shall be exercisable during the first six (6) months after the date of its grant.

          (d) Upon exercise of an SAR, the option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

          (e) The exercise of an SAR will reduce the number of shares purchasable pursuant to the related option and available under the Plan to the extent of the number of shares with respect to which the right is exercised.

8.        TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS

          The Committee may, evidenced by such written agreement as the Committee shall from time to time prescribe, grant to an eligible employee a specified number of shares of the Company's Common Stock which shall vest only after the attainment of the relevant restrictions described below ("restricted stock"). Such restricted stock shall have an appropriate restrictive legend affixed thereto. A restricted stock grant shall be neither an option nor a sale, but shall be subject to the following conditions and restrictions:

          (a)      Restricted stock may not be sold or otherwise transferred by the participant until ownership vests, provided however, to the extent required for the restricted stock grant to be exempt under Rule 16b-3, the restricted stock must be held by the participant for at least six months following the date of vesting.

          (b)      Ownership shall vest only following satisfaction of one or more of the following criteria as the Committee may prescribe:

                   (1) the passage of three years, or such longer period of time as the Committee in its discretion may provide, from the date of grant.

                   (2) the attainment of performance-based goals established by the Committee as of the date of grant. If the participant's compensation is subject to the $1 million cap of Code Section 162(m), the Committee may establish such performance goals based on one or more of the following targets:

                           o    total shareholder return

                           o    earnings per share growth

                           o    cash flow growth

                           o    return on equity and/or

                           If the participant's compensation is not subject to the $1 million cap of Code Section 162(m), the Committee may establish the performance goal on the basis of the preceding four targets or any other target it may from time to time deem appropriate in its discretion.

                   (3) any other conditions the Committee may prescribe, including a non-compete requirement.

          (c)      Unless the Committee shall determine otherwise with respect to participants whose compensation is not governed by Code
                     Section 162(m), the Committee shall grant and administer all performance-based awards under (b)(2) above with the intent of meeting the criteria of Code Section 162(m) for performance-based compensation. To this end, the outcome of all targeted goals shall be substantially uncertain on the date of grant; the goals shall be established no later than 90 days following the commencement of service to which the goals relate; the minimum period for attaining each performance goal shall be one year; and the Committee shall certify at the conclusion of the performance period whether the performance-based goals have been attained. Such certification may be made by noting the attainment of the goals in the minutes of the Committee's meetings.

          (d)      Except as otherwise determined by the Committee, all rights and title to restricted stock granted to a participant under the Plan shall terminate and be forfeited to the Company upon failure to fulfill all conditions and restrictions applicable to such restricted stock.

          (e)      Except for the restrictions set forth in this Plan and those specified by the Committee in any restricted stock agreement, a holder of restricted stock shall possess all the rights of a holder of the Company's Common Stock (including voting and dividend rights); provided, however, that prior to vesting the certificates representing such shares of restricted stock (and the amount of any dividends issued with respect thereto) shall be held by the Company for the benefit of the participant and the participant shall deliver to the Company a stock power executed in blank covering such shares. As the shares vest, certificates representing such shares shall be released to the participant.

          (f)      All other provisions of the Plan not inconsistent with this section shall apply to restricted stock or the holder thereof, as appropriate, unless otherwise determined by the Committee.

9.        GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES

          The Company shall not be required to deliver any certificate upon the grant, vesting or exercise of any award or option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to ensure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such grant, vesting or exercise may bear a legend restricting transfer absent such compliance. Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such awards or the issue or purchase of shares thereunder, such awards may not vest or be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee in the exercise of its reasonable judgment.

10.       IMPACT OF TERMINATION OF EMPLOYMENT

          (a) Options

          If the employment of a participant terminates by reason of death or disability (as determined by the Committee), any option may be exercised by the participant or, in the event of the participant's death, by the participant's personal representative any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of termination, but only if, and to the extent that, the participant was entitled to exercise the option at the date of such termination. Upon termination of the participant's employment for any reason other than death or disability, any vested option that was exercisable immediately preceding termination may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of three months after the date of such termination. In the event of retirement, the three month period specified in the preceding sentence shall be extended to one year in the case of NQSOs. Notwithstanding the foregoing, an option may not be exercised after termination of employment if the Committee reasonably determines that the termination of employment of such participant resulted from willful acts or failure to act by the participant detrimental to the Company or any of its subsidiaries.

          (b) Restricted Stock Grants

               (i) Passage of Time Vesting. If a participant has been awarded restricted stock whose vesting is conditioned solely on the passage of time, any termination of employment for any reason, shall result in the forfeiture of all restricted stock awards that were not vested prior to the termination of employment except as otherwise provided by the Committee.

               (ii) Performance-Based Vesting. If a participant has been awarded restricted stock whose vesting is based solely on the attainment of performance-based goals or partly on the attainment of performance-based goals and partly on the passage of time, any termination of employment except death, disability or retirement shall result in the forfeiture of all restricted stock awards that were not vested prior to the termination of employment. A participant who terminates employment on account of death, disability or retirement may, if the performance-based criteria are eventually attained, be awarded (or, in the event of death, the participant's designated beneficiary or personal representative if there is no designated beneficiary shall be awarded) up to a pro rata portion of the restricted shares based on the participant's length of service as of his or her termination of employment over the length of the award period ending on the date the performance-based criteria are satisfied (or the passage of time would have been satisfied, if later, for an award based in part on performance goals and in part on the passage of time). The Committee shall have the discretion whether to grant a full pro rata portion of the restricted shares, a lesser portion or no shares at all under this subsection
(b)(ii).

          (c) SARs

          If a participant terminates employment while holding an unexercised SAR, the participant, or his designated beneficiary (or legal representative if there is no designated beneficiary) in the event of his death, may exercise the SAR to the same extent as the option to which it is related may be exercised following termination of employment.

          (d) Miscellaneous Termination Provisions

          Unless otherwise determined by the Committee, an authorized leave of absence shall not constitute a termination of employment for purposes of this Plan.

          For purposes of this section, retirement means that a participant terminates employment at or after the date on which the participant reaches any normal retirement age specified in any policy adopted by the Board or, in the absence of such policy, age 65.

          If the employment of a participant terminates for any reason other than disability, retirement or death, any unpaid balance on any promissory note used in the purchase of stock shall become due and payable upon not less than three months' notice from the Company, which notice may be given at any time after such termination; provided, however, that such unpaid balance on such promissory note shall become due and payable five years from the date of such termination, unless the note has an earlier due date. In the case of termination due to death, any unpaid balance remaining on such note on the date of death shall become due and payable one year from such date.

11.       ADJUSTMENT OF SHARES

          In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an award under the Plan and the number and kind of unexercised options and unvested shares set forth in awards under outstanding agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

12.       WITHHOLDING TAXES

          All cash payable to a participant under the terms of this Plan shall be subject to such federal, state and local income and employment tax withholdings as payments of this type are normally subject. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, or whenever restricted stock vests, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local income and employment withholding tax requirements prior to the delivery of any certificate or certificates for such shares or to take any other appropriate action to satisfy such withholding requirements. Notwithstanding the foregoing, subject to such rules as the Committee may promulgate and compliance with any requirements under Rule 16b-3, the recipient may satisfy such obligation in whole or in part by electing to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled.

13.       NO EMPLOYMENT RIGHTS

          The Plan and any awards granted under the Plan shall not confer upon any participant any right with respect to continuance as an employee of the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary to terminate the participant's position as an employee at any time.

14.       RIGHTS AS A SHAREHOLDER

          The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for the underlying shares of Common Stock are issued to the recipient. The recipient of a restricted stock grant shall have all rights of a shareholder except as otherwise limited by the terms of this Plan.

15.       AMENDMENT AND DISCONTINUANCE

          This Plan may be amended, modified or terminated by the Committee or by the shareholders of the Company, except that the Committee may not, without approval of a majority of the shareholders present in person or by proxy, materially increase the benefits accruing to participants under the Plan, materially increase the maximum number of shares as to which awards may be granted under the Plan, increase the number of restricted stock grants per year per participant or change the basis for making performance-based awards for participants whose compensation is subject to Code Section 162(m), change the minimum exercise price of options or SARs, change the class of eligible persons, extend the period for which awards may be granted or exercised, or withdraw the authority to administer the Plan from the Committee or a committee of the Committee consisting solely of outside directors unless the Board determines that inside directors may serve on the Committee. Notwithstanding the foregoing, to the extent permitted by law, the Committee may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time or as otherwise permitted under Rule 16b-3 promulgated under the Exchange Act and the Code. Except as required by law, no amendment, modification, or termination of the Plan may, without the written consent of a participant to whom any award shall theretofore have been granted, adversely affect the rights of such participant under such award.

16.       CHANGE IN CONTROL

          (a) Notwithstanding other provisions of the Plan, in the event of a change in control of the Company (as defined in subsection (c) below), all of a participant's restricted stock awards shall become immediately vested to the same extent as if all restrictions had been satisfied and all options and SARs shall become immediately vested and exercisable, unless directed otherwise by a resolution of the Committee adopted prior to and specifically relating to the occurrence of such change in control.

          (b) In the event of a change in control each participant holding an exercisable option (i) shall have the right at any time thereafter during the term of such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan, and (ii) if no related SAR has been granted with respect to an option, may, subject to Committee approval and after written notice to the Company within 60 days after the change in control, or, if the participant is an officer subject to Section 16 of the Exchange Act and to the extent required to exempt the transaction under Rule 16b-3, during the period beginning on the third business day and ending on the twelfth business day following the first release for publication by the Company after such change of control of a quarterly or annual summary statement of earnings, which release occurs at least six months following grant of the option, whichever period is longer, receive, in exchange for the surrender of the option or any portion thereof to the extent the option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined by the Committee) on the date of surrender of the Common Stock covered by the option or portion thereof which is so surrendered and the option price of such Common Stock under the option.

          (c) For purposes of this section, "change in control" means:

          1) there shall be consummated

                 i. any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger; or

                 ii. any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (other than to one or more directly or indirectly wholly-owned subsidiaries of the Company); or

          2) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

          3) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Company's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 30% beneficial owner; or

          4) individuals who constitute the Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.

17.       EFFECTIVE DATE

          The effective date of the Plan is March 1, 1995 provided that within 12 months of this date the Plan is approved by the affirmative vote of the owners of a majority of the Company's outstanding shares of Common Stock.

18.       DEFINITIONS

          Any terms or provisions used herein which are defined in Sections 83, 162(m), 421, or 422 of the Internal Revenue Code as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time awards are made hereunder, shall have the meanings as therein defined.

19.       GOVERNING LAW

          To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to awards, this Plan and any award agreement adopted pursuant to it shall be construed under the laws of the State of New York.


Amended as of May 17, 1999

                                          PSINET INC.



                                           By:/s/ William L. Schrader
                                              Chairman and CEO


Date of Shareholder Approval:  May 17, 1999

                                   PSINET INC.
                         STRATEGIC STOCK INCENTIVE PLAN
                          (Aa Amended on May 17, 1999)


1.        BACKGROUND AND PURPOSE

          PSINet Inc. (the "Company") hereby establishes the PSINet Inc. Strategic Stock Incentive Plan (the "Plan"). The purpose of this Plan is to enable the Company and its subsidiaries, in connection with acquisitions, mergers, strategic alliances, joint ventures and other business combinations and transactions, to attract and retain employees and consultants and provide them with an incentive to maintain and enhance the Company's and its subsidiaries' long-term performance record. It is intended that this purpose will best be achieved by granting eligible employees and, subject to the terms of this Plan, consultants incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), stock appreciation rights ("SARs") and restricted stock grants, individually or in combination, under this Plan pursuant to the rules set forth in Sections 83, 162(m), 421 and 422 of the Internal Revenue Code of 1986, as amended (the "Code"). It is intended that ISOs, SARs, NQSOs and restricted stock grants will be awarded under this Plan in connection with acquisitions, mergers, strategic alliances and other business combinations and transactions effected or to be effected by the Company and/or one or more of its subsidiaries.

2.        ADMINISTRATION

          The Plan shall be administered by a Committee of the Company's Board of Directors (the "Committee"). This Committee shall consist of at least three members of the Company's Board of Directors each of whom shall, unless the Board determines otherwise, be "outside directors" as this term is defined in Code
Section 162(m) and regulations thereunder and none of whom during the one-year period prior to commencement of service on the Committee, or during such service, has been granted or awarded any equity security or derivative security of the Company pursuant to the Plan or, except as permitted by Rule 16b-3
(c)(2)(i), or any successor provision, promulgated pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any other plan of the Company or any of its affiliates. Subject to the provisions of the Plan, the Committee shall possess the authority, in its discretion, (a) to determine the employees or consultants of the Company or a subsidiary to whom, and the time or times at which, ISOs and/or NQSOs (ISOs and NQSOs are collectively referred to as "options"), SARs and restricted stock grants (all four types of grants are collectively referred to as "awards") shall be granted; (b) to determine at the time of grant whether an award will be an ISO, a NQSO, a restricted stock grant or a combination of these awards and the number of shares to be subject to each award; (c) if options are granted to a participant, whether SARs related to such options shall be granted to such participant; (d) to prescribe the form of the award agreements and any appropriate terms and conditions applicable to the awards and to make any amendments to such agreements or awards; (e) to interpret the Plan; (f) to make and amend rules and regulations relating to the Plan; and
(g) to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations shall be conclusive and binding. No member of the Committee shall be liable for any action taken or decision made in good faith relating to the Plan or any award granted hereunder.

3.        ELIGIBLE EMPLOYEES

          Awards may be granted under the Plan only to employees and consultants of the Company and its subsidiaries (which shall include all corporations of which at least fifty percent of the voting stock is owned by the Company directly or through one or more corporations at least fifty percent of the voting stock of which is so owned) who have the capability of making a substantial contribution to the success of the Company or any or more of its subsidiaries. Employees may be awarded any type of award offered under the Plan. Consultants may be awarded any type of award except ISOs.

4.        SHARES AVAILABLE

          The total number of shares of the Company's Common Stock (par value of $0.01 per share) available in the aggregate for awards under this Plan shall not exceed four million five hundred thousand (4,500,000) shares. Shares to be granted may be authorized and unissued shares or may be treasury shares.

          The total number of shares with respect to which restricted stock awards may be granted to any one participant shall not exceed 10,000 per calendar year (subject to substitution or adjustment as provided in Section 11).

          If an award expires, terminates or is cancelled without being exercised or becoming vested, new awards may thereafter be granted under the Plan covering such shares unless Rule 16b-3 provides otherwise. No award may be granted more than 10 years after the effective date of the Plan.

5.      TERMS AND CONDITIONS OF ISOS

          Each ISO granted under the Plan shall be evidenced by an ISO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform with this Plan and contain the following terms and conditions:

          (a) Exercise Price. The exercise price under each option shall equal the fair market value of the Common Stock at the time such option is granted. If an option is granted to an officer or employee who at the time of grant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (a "10-percent Shareholder"), the purchase price shall be at least 110 percent (110%) of the fair market value of the stock subject to the option.

          (b) Duration of Option. Each option by its terms shall not be exercisable after the expiration of ten years from the date such option is granted. In the case of an option granted to a 10-percent Shareholder, the option by its terms shall not be exercisable after the expiration of five years from the date such option is granted.

          (c) Options Nontransferable. Each option by its terms shall not be transferable by the participant otherwise than (i) by will or the laws of descent and distribution, (ii) pursuant to a qualified domestic relations order, or (iii) to the extent permitted under the option agreement or interpretation of the Committee and under Rule 16b-3 promulgated under the Exchange Act, by gift to family members or entities beneficially owned by family members or other permitted transferees under Rule 16b-3 promulgated under the Exchange Act, and shall be exercisable, during the participant's lifetime, only by the participant, the participant's guardian or the participant's legal representative, the participant's transferee under a qualified domestic relations order or other permitted transferee under this section. To the extent required for the option grant and/or exercise to be exempt under Rule 16b-3, options (or the shares of Common Stock underlying the options) must be held by the participant for at least six months following the date of grant.

          (d) Exercise Terms. Each option granted under the Plan shall become exercisable on a schedule to be determined by the Committee at the time of grant, which schedule may vary from one grant to another. Options may be partially exercised from time to time during the period extending from the time they first become exercisable until the tenth anniversary (fifth anniversary for a 10-percent Shareholder) of the date of grant.

              No outstanding option may be exercised by any person if the employee to whom the option is granted is, or at any time after the date of grant has been, in competition with the Company. The Committee has the sole discretion to determine whether an employee's actions constitute competition with the Company or an affiliated company. The Committee may impose such other terms and conditions on the exercise of options as it deems appropriate to serve the purposes for which this Plan has been established.

          (e) Maximum Value of ISO Shares. No ISO shall be granted to an employee under this Plan or any other ISO plan of the Company or its subsidiaries to purchase shares as to which the aggregate fair market value (determined as of the date of grant) of the Common Stock which first become exercisable by the employee in any calendar year exceeds $100,000.

          (f) Payment of Exercise Price. An option shall be exercised upon written notice to the Company accompanied by payment in full for the shares being acquired. The payment shall be made in cash, by check or, if the option agreement so permits, by delivery of shares of Common Stock of the Company beneficially owned by the participant, duly assigned to the Company with the assignment guaranteed by a bank, trust company or member firm of the New York Stock Exchange, or by a combination of the foregoing. Any such shares so delivered shall be deemed to have a value per share equal to the fair market value of the shares on such date. For this purpose, fair market value shall equal the closing price of the Company's Common Stock on the Nasdaq National Market System on the date the option is exercised, or, if there was no trading in such stock on the date of such exercise, the closing price on the last preceding day on which there was such trading.

              Subject to the approval of the Board of Directors upon recommendation by the Committee, in respect of the exercise of options, the Company may loan to the employee a sum equal to an amount which is not in excess of 100% of the purchase price of the shares so purchased upon exercise, such loan to be evidenced by the execution and delivery of a promissory note. Interest shall be paid on the unpaid balance of the promissory note at such times and at such rate as shall be determined by the Board of Directors. Such promissory note shall be secured by the pledge to the Company of shares having an aggregate purchase price on the date of exercise equal to or greater than the principal amount of such note. An optionee shall have, as to such pledged shares, all rights of ownership, including the right to vote such shares and to receive dividends paid on such shares, subject to the security interest of the Company. Such shares shall not be released by the Company from the pledge unless the proportionate amount of the note secured thereby has been repaid to the Company. All notes executed hereunder shall be payable at such times and in such amounts and shall contain such other terms as shall be specified by the Board of Directors, provided, however, that such terms shall conform to requirements contained in any applicable regulations which are issued by any governmental authority.

6.        TERMS AND CONDITIONS FOR NQSOS

          Each NQSO granted under the Plan shall be evidenced by a NQSO option agreement in such form as the Committee shall approve from time to time, which agreement shall conform to this Plan and contain the same terms and conditions as the ISO option agreement except that the 10-percent Shareholder restrictions in Sections 5(a) and 5(b) and the maximum value of share rules of Section 5(e) shall not apply to NQSO grants. To the extent an option initially designated as an ISO exceeds the value limit of Section 5(e), it shall be deemed a NQSO and shall otherwise remain in full force and effect.

7.        TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS

          To the extent permitted under Rule 16b-3 promulgated under the Exchange Act, the Committee may, in its discretion, award stock appreciation rights to any eligible employee of the Company who is subject to Section 16(b) of the Exchange Act in conjunction with incentive stock options or nonqualified stock options then being granted to him, or to be attached to one or more such options theretofore granted and at the time held unexercised by such employee which shall entitle the employee to receive payment from the Company in accordance with the following provisions and such other terms and conditions as the Committee shall determine from time to time:

          (a) An SAR granted hereunder may be made part of an option at the time of grant of the option or at any time thereafter up to six months prior to the expiration of the option.

          (b) Such SAR will entitle the holder to elect to receive, in lieu of exercising the option to which it relates, an amount (in cash or in Common Stock, or a combination thereof, all in the sole discretion of the Committee) equal to 100% of the excess of:

                   (1)     the fair market value per share of the
                           Company's Common Stock on the date of exercise of such right, multiplied by the number of shares with respect to which the right is being exercised, over

                   (2) the aggregate option exercise price for such number of shares.

          (c) Such SAR will be exercisable only to the extent that it has a positive value and the option to which it relates is exercisable, except that no SAR shall be exercisable during the first six (6) months after the date of its grant.

          (d) Upon exercise of an SAR, the option (or portion thereof) with respect to which such right is exercised shall be surrendered and shall not thereafter be exercisable.

          (e) The exercise of an SAR will reduce the number of shares purchasable pursuant to the related option and available under the Plan to the extent of the number of shares with respect to which the right is exercised.

8.        TERMS AND CONDITIONS OF RESTRICTED STOCK GRANTS

          The Committee may, evidenced by such written agreement as the Committee shall from time to time prescribe, grant to an eligible employee a specified number of shares of the Company's Common Stock which shall vest only after the attainment of the relevant restrictions described below ("restricted stock"). Such restricted stock shall have an appropriate restrictive legend affixed thereto. A restricted stock grant shall be neither an option nor a sale, but shall be subject to the following conditions and restrictions:

          (a)      Restricted stock may not be sold or otherwise transferred by the participant until ownership vests, provided however, to the extent required for the restricted stock grant to be exempt under Rule 16b-3, the restricted stock must be held by the participant for at least six months following the date of vesting.

          (b)      Ownership shall vest only following satisfaction of one or more of the following criteria as the Committee may prescribe:

                   (1) the passage of three years, or such longer period of time as the Committee in its discretion may provide, from the date of grant.

                   (2) the attainment of performance-based goals established by the Committee as of the date of grant. If the participant's compensation is subject to the $1 million cap of Code Section 162(m), the Committee may establish such performance goals based on one or more of the following targets:

                           o    total shareholder return

                           o    earnings per share growth

                           o    cash flow growth

                           o    return on equity and/or

                           If the participant's compensation is not subject to the $1 million cap of Code Section 162(m), the Committee may establish the performance goal on the basis of the preceding four targets or any other target it may from time to time deem appropriate in its discretion.

                   (3) any other conditions the Committee may prescribe, including a non-compete requirement.

          (c)      Unless the Committee shall determine otherwise with respect to participants whose compensation is not governed by Code
                     Section 162(m), the Committee shall grant and administer all performance-based awards under (b)(2) above with the intent of meeting the criteria of Code Section 162(m) for performance-based compensation. To this end, the outcome of all targeted goals shall be substantially uncertain on the date of grant; the goals shall be established no later than 90 days following the commencement of service to which the goals relate; the minimum period for attaining each performance goal shall be one year; and the Committee shall certify at the conclusion of the performance period whether the performance-based goals have been attained. Such certification may be made by noting the attainment of the goals in the minutes of the Committee's meetings.

          (d)      Except as otherwise determined by the Committee, all rights and title to restricted stock granted to a participant under the Plan shall terminate and be forfeited to the Company upon failure to fulfill all conditions and restrictions applicable to such restricted stock.

          (e)      Except for the restrictions set forth in this Plan and
                     those specified by the Committee in any restricted stock agreement, a holder of restricted stock shall possess all the rights of a holder of the Company's Common Stock (including voting and dividend rights); provided, however, that prior to vesting the certificates representing such shares of restricted stock (and the amount of any dividends issued with respect thereto) shall be held by the Company for the benefit of the participant and the participant shall deliver to the Company a stock power executed in blank covering such shares. As the shares vest, certificates representing such shares shall be released to the participant.

          (f)      All other provisions of the Plan not inconsistent with this section shall apply to restricted stock or the holder thereof, as appropriate, unless otherwise determined by the Committee.

9.        GENERAL RESTRICTION ON ISSUANCE OF STOCK CERTIFICATES

          The Company shall not be required to deliver any certificate upon the grant, vesting or exercise of any award or option until it has been furnished with such opinion, representation or other document as it may reasonably deem necessary to ensure compliance with any law or regulation of the Securities and Exchange Commission or any other governmental authority having jurisdiction under this Plan. Certificates delivered upon such grant, vesting or exercise may bear a legend restricting transfer absent such compliance. Each award shall be subject to the requirement that, if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such awards or the issue or purchase of shares thereunder, such awards may not vest or be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee in the exercise of its reasonable judgment.

10.       IMPACT OF TERMINATION OF EMPLOYMENT

          (a)  Options

                   If the employment of an participant terminates by reason of death or disability (as determined by the Committee), any option may be exercised by the participant or, in the event of the participant's death, by the participant's personal representative any time prior to the earlier of the expiration date of the option or the expiration of one year after the date of termination, but only if, and to the extent that, the participant was entitled to exercise the option at the date of such termination. Upon termination of the participant's employment for any reason other than death or disability, any vested option that was exercisable immediately preceding termination may be exercised at any time prior to the earlier of the expiration date of the option or the expiration of three months after the date of such termination. In the event of retirement, the three month period specified in the preceding sentence shall be extended to one year in the case of NQSOs. Notwithstanding the foregoing, an option may not be exercised after termination of employment if the Committee reasonably determines that the termination of employment of such participant resulted from willful acts or failure to act by the participant detrimental to the Company or any of its subsidiaries.

          (b)      Restricted Stock Grants

                   (i) Passage of Time Vesting. If a participant has been awarded restricted stock whose vesting is conditioned solely on the passage of time, any termination of employment for any reason, shall result in the forfeiture of all restricted stock awards that were not vested prior to the termination of employment except as otherwise provided by the Committee.

                   (ii) Performance-Based Vesting. If a participant has been awarded restricted stock whose vesting is based solely on the attainment of performance-based goals or partly on the attainment of performance-based goals and partly on the passage of time, any termination of employment except death, disability or retirement shall result in the forfeiture of all restricted stock awards that were not vested prior to the termination of employment. A participant who terminates employment on account of death, disability or retirement may, if the performance-based criteria are eventually attained, be awarded (or, in the event of death, the participant's designated beneficiary or personal representative if there is no designated beneficiary shall be awarded) up to a pro rata portion of the restricted shares based on the participant's length of service as of his or her termination of employment over the length of the award period ending on the date the performance-based criteria are satisfied (or the passage of time would have been satisfied, if later, for an award based in part on performance goals and in part on the passage of time). The Committee shall have the discretion whether to grant a full pro rata portion of the restricted shares, a lesser portion or no shares at all under this subsection
(b)(ii).

(c)       SARs

          If a participant terminates employment while holding an unexercised SAR, the participant, or his designated beneficiary (or legal representative if there is no designated beneficiary) in the event of his death, may exercise the SAR to the same extent as the option to which it is related may be exercised following termination of employment.


          (d) Miscellaneous Termination Provisions

          Unless otherwise determined by the Committee, an authorized leave of absence shall not constitute a termination of employment for purposes of this Plan.

          For purposes of this section, retirement means that a participant terminates employment at or after the date on which the participant reaches any normal retirement age specified in any policy adopted by the Board or, in the absence of such policy, age 65.

          If the employment of a participant terminates for any reason other than disability, retirement or death, any unpaid balance on any promissory note used in the purchase of stock shall become due and payable upon not less than three months' notice from the Company, which notice may be given at any time after such termination; provided, however, that such unpaid balance on such promissory note shall become due and payable five years from the date of such termination, unless the note has an earlier due date. In the case of termination due to death, any unpaid balance remaining on such note on the date of death shall become due and payable one year from such date.

11.       ADJUSTMENT OF SHARES

                In the event of any change in the Common Stock of the Company by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination, or exchange of shares, or of any similar change affecting the Common Stock, the number and kind of shares authorized under Section 4, the number and kind of shares which thereafter are subject to an award under the Plan and the number and kind of unexercised options and unvested shares set forth in awards under outstanding agreements and the price per share shall be adjusted automatically consistent with such change to prevent substantial dilution or enlargement of the rights granted to, or available for, participants in the Plan.

12.       WITHHOLDING TAXES

          All cash payable to a participant under the terms of this Plan shall be subject to such federal, state and local income and employment tax withholdings as payments of this type are normally subject. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, or whenever restricted stock vests, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy any federal, state and/or local income and employment withholding tax requirements prior to the delivery of any certificate or certificates for such shares or to take any other appropriate action to satisfy such withholding requirements. Notwithstanding the foregoing, subject to such rules as the Committee may promulgate and compliance with any requirements under Rule 16b-3, the recipient may satisfy such obligation in whole or in part by electing to have the Company withhold shares of Common Stock from the shares to which the recipient is otherwise entitled.

13.       NO EMPLOYMENT RIGHTS

          The Plan and any awards granted under the Plan shall not confer upon any participant any right with respect to continuance as an employee of the Company or any subsidiary, nor shall they interfere in any way with the right of the Company or any subsidiary to terminate the participant's position as an employee at any time.

14.       RIGHTS AS A SHAREHOLDER

          The recipient of any option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for the underlying shares of Common Stock are issued to the recipient. The recipient of a restricted stock grant shall have all rights of a shareholder except as otherwise limited by the terms of this Plan.

15.       AMENDMENT AND DISCONTINUANCE

          This Plan may be amended, modified or terminated by the Committee or by the shareholders of the Company, except that the Committee may not, without approval of a majority of the shareholders present in person or by proxy, materially increase the benefits accruing to participants under the Plan, materially increase the maximum number of shares as to which awards may be granted under the Plan, increase the number of restricted stock grants per year per participant or change the basis for making performance-based awards for participants whose compensation is subject to Code Section 162(m), change the minimum exercise price of options or SARs, change the class of eligible persons, extend the period for which awards may be granted or exercised, or withdraw the authority to administer the Plan from the Committee or a committee of the Committee consisting solely of outside directors unless the Board determines that inside directors may serve on the Committee. Notwithstanding the foregoing, to the extent permitted by law, the Committee may amend the Plan without the approval of shareholders, to the extent it deems necessary to cause the Plan to comply with Securities and Exchange Commission Rule 16b-3 or any successor rule, as it may be amended from time to time or as otherwise permitted under Rule 16b-3 promulgated under the Exchange Act and the Code. Except as required by law or as provided in Section 17 hereof, no amendment, modification, or termination of the Plan may, without the written consent of a participant to whom any award shall theretofore have been granted, adversely affect the rights of such participant under such award.

16.       CHANGE IN CONTROL

          (a) Notwithstanding other provisions of the Plan, in the event of a change in control of the Company (as defined in subsection (c) below), all of a participant's restricted stock awards shall become immediately vested to the same extent as if all restrictions had been satisfied and all options and SARs shall become immediately vested and exercisable, unless directed otherwise by a resolution of the Committee adopted prior to and specifically relating to the occurrence of such change in control.

          (b) In the event of a change in control each participant holding an exercisable option (i) shall have the right at any time thereafter during the term of such option to exercise the option in full notwithstanding any limitation or restriction in any option agreement or in the Plan, and (ii) if no related SAR has been granted with respect to an option, may, subject to Committee approval and after written notice to the Company within 60 days after the change in control, or, if the participant is an officer subject to Section 16 of the Exchange Act and to the extent required to exempt the transaction under Rule 16b-3, during the period beginning on the third business day and ending on the twelfth business day following the first release for publication by the Company after such change of control of a quarterly or annual summary statement of earnings, which release occurs at least six months following grant of the option, whichever period is longer, receive, in exchange for the surrender of the option or any portion thereof to the extent the option is then exercisable in accordance with clause (i), an amount of cash equal to the difference between the fair market value (as determined by the Committee) on the date of surrender of the Common Stock covered by the option or portion thereof which is so surrendered and the option price of such Common Stock under the option.

          (c)  For purposes of this section, "change in control" means:

        1)     there shall be consummated

               i. any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which any shares of the Company's common stock are to be converted into cash, securities or other property, provided that the consolidation or merger is not with a corporation which was a wholly-owned subsidiary of the Company immediately before the consolidation or merger; or

              ii. any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company (other than to one or more directly or indirectly wholly-owned subsidiaries of the Company); or

        2) the shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

        3) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the Company's then outstanding common stock, provided that such person shall not be a wholly-owned subsidiary of the Company immediately before it becomes such 30% beneficial owner; or

        4) individuals who constitute the Company's Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least three quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (d), considered as though such person were a member of the Incumbent Board.

17.       EFFECTIVE DATE

          The effective date of the Plan is June 5, 1995 provided that within 12 months of this date the Plan is approved by the affirmative vote of the owners of a majority of the Company's outstanding shares of Common Stock. In the event that such approval is not given within such 12-month period, all ISOs granted under this Plan shall be deemed to be NQSOs and this Plan and all awards made hereunder shall otherwise continue to be in full force and effect.

18.       DEFINITIONS

          Any terms or provisions used herein which are defined in Sections 83, 162(m), 421, or 422 of the Internal Revenue Code as amended, or the regulations thereunder or corresponding provisions of subsequent laws and regulations in effect at the time awards are made hereunder, shall have the meanings as therein defined.

19.       GOVERNING LAW

          To the extent not inconsistent with the provisions of the Internal Revenue Code that relate to awards, this Plan and any award agreement adopted pursuant to it shall be construed under the laws of the State of New York.






Amended as of May 17, 1999                    PSINET INC.


                                              By:   /s/ William L. Schrader
                                                      Chairman and CEO


Date of Shareholder Approval:  May 17, 1999

                              (Front Side of Proxy)

                                      PROXY

                                   PSINET INC.
                             510 HUNTMAR PARK DRIVE
                             HERNDON, VIRGINIA 20170

                       SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                                ON MAY 17, 1999

         The undersigned hereby appoints as Proxies, Harold S. Wills and Edward
D. Postal, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of PSINet Inc. (the "Company") held of record by the undersigned on March 21, 1999 at the Annual Meeting of Shareholders to be held on May 17, 1999 and any adjournments thereof.

                  ELECTION OF DIRECTORS:

                  For terms expiring in 2001:

                  01  David N. Kunkel
                  02  William L. Schrader
                  03  Ian P. Sharp

                               (SEE REVERSE SIDE)
--------------------------------------------------------------------------------

                             [FOLD AND DETACH HERE]


You may also vote the shares held in this account by telephone or electronically through the Internet. Voting by telephone via the Internet will eliminate the need to mail voted proxy card(s) representing shares held in this account. To vote by telephone or electronically please follow the steps below:

      o Have your proxy card and social security number available.

      o Be ready to enter the PIN number idndicated on the reverse side of the card just below the perforation.

To vote using the telephone:

      o Using a touch-tone telephone, dial 1-800-OK-VOTE (1-800-652-8683) 24 hours a day 7 days a week.

To Vote using the Internet:

      o Log on to the Internet and go to the website http://www.vote-by-net.com.

Both voting systems preserve the confidentiality of your vote and will confirm your voting instructions with you. You may also change your selections on any or all of the proposals to be voted.



               YOUR VOTE IS IMPORTANT TO US. THANK YOU FOR VOTING

                              (Back Side of Proxy)

       /X/     Please mark your
               votes as in this example.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL (OTHER THAN PROPOSAL 4), THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.


        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2 AND 3

                                                FOR      WITHHELD
1.  ELECTION OF DIRECTORS (SEE REVERSE)        /   /      /   /


Instruction: to withhold authority to vote for any individual nominee(s), write that nominee(s) name in the space provided below.


-------------------------------------------------------------



2.  APPROVAL OF AMENDMENTS TO THE               FOR      AGAINST    ABSTAIN
    COMPANY'S EXECUTIVE STOCK INCENTIVE        /   /      /   /      /   /
    PLAN AND STRATEGIC STOCK INCENTIVE PLAN.




3.  RATIFICATION OF                             FOR     AGAINST     ABSTAIN
    PRICEWATERHOUSECOOPERS LLP AS              /   /      /   /      /   /
    INDEPENDENT ACCOUNTANTS



 4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE
    UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE
    THE MEETING.

I PLAN TO ATTEND THE ANNUAL MEETING            /   /


If shares are registered in more than one name, the signatures of all such persons are required. A corporation should sign in its full corporate name by a duly authorized officer stating his title. Trustees, guardians, executors and other fiduciaries should sign in their official capacity giving their full title as such. If a partnership, please sign in the partnership name by authorized persons. NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.


                                     -------------------------------------------

                                     -------------------------------------------
                                        SIGNATURE(S)             DATE

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE, NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES OF AMERICA.
--------------------------------------------------------------------------------

                             [FOLD AND DETACH HERE]

                                   PSINET INC.
                             510 HUNTMAR PARK DRIVE
                                HERNDON, VA 20170

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of PSINet Inc., which will be held at the Hyatt Regency Reston, 1800 Presidents Street, Reston, Virginia, at 9:00 a.m., on Monday, May 17, 1999.

The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement describe the items to be considered and acted upon by the Shareholders. Please mark the boxes on the proxy card to indicate how your shares are to be voted. Alternatively, you may vote your shares by telephone or electronically through the Internet. Please see reverse.

Whether or not you plan to attend this meeting, please sign, date and return your proxy form above (or vote via telephone or the Internet) as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote in person. It is very important that your shares be represented.

Sincerely,


PSINet Inc.